                                                                   EXHIBIT 10.19
================================================================================
                                 LOAN AGREEMENT





                                    BETWEEN



                             ARCLP - CHARLOTTE, LLC
                                      AND
                     AMERICAN RETIREMENT COMMUNITIES, L.P.
                   INDIVIDUALLY AND COLLECTIVELY, AS BORROWER



                                      AND



                      GENERAL ELECTRIC CAPITAL CORPORATION
                                   AS LENDER




                                  MAY 7, 1996

$51,750,000                   Carriage Club Charlotte, Charlotte, North Carolina
                               Carriage Club Jacksonville, Jacksonville, Florida

================================================================================

                               TABLE OF CONTENTS

                                                                                                        Page No.

                                                     ARTICLE 1

                                                CERTAIN DEFINITIONS
Section 1.1      Certain Definitions  . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . .   1

                                                     ARTICLE 2

                                                    LOAN TERMS

Section 2.1      The Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 2.2      Interest Rate; Late Charge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 2.3      Terms of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Section 2.4      Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Section 2.5      Application of Operating Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                                     ARTICLE 3

                                       INSURANCE, CONDEMNATION, AND IMPOUNDS

Section 3.1      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 3.2      Use and Application of Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 3.3      Condemnation Awards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 3.4      Impounds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                     ARTICLE 4

                                                ENVIRONMENTAL MATTERS

Section 4.1      Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 4.2      Representations and Warranties on Environmental Matters . . . . . . . . . . . . . . . . . .  13
Section 4.3      Covenants on Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 4.4      Allocation of Risks and Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 4.5      Collateral Assignment of Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Section 4.6      No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                     ARTICLE 5

                                                  LEASING MATTERS

Section 5.1      Representations and Warranties on Residency Agreements  . . . . . . . . . . . . . . . . . .  14
Section 5.2      Standard Residency Agreement Form . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 5.3      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                     ARTICLE 6

                                            REPRESENTATIONS AND WARRANTIES
Section 6.1      Organization and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 6.2      Validity of Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 6.3      Liabilities; Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Section 6.4      Taxes and Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 6.5      Other Agreements; Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 6.6      Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 6.7      Location of Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 6.8      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 6.9      Margin Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 6.10     Tax Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 6.11     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 6.12     Full and Accurate Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 6.13     Single Purpose Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Section 6.14     Licenses and Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                     ARTICLE 7

                                                 FINANCIAL REPORTING

Section 7.1      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 7.2      Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 7.3      Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 7.4      Annual Budget and Cash Flow Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 7.5      Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                     ARTICLE 8

                                                     COVENANTS

Section 8.1      Due on Sale and Encumbrance; Transfers of Interests . . . . . . . . . . . . . . . . . . . .  19
Section 8.2      Taxes; Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 8.3      Control; Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 8.4      Noncompliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 8.5      Consultant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 8.6      Permits and Licenses; Operation; Maintenance; Inspection  . . . . . . . . . . . . . . . . .  21
Section 8.7      Taxes on Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 8.8      Reserves, Deposits, Escrows . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 8.9      Legal Existence; Name, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 8.10     Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 8.11     Limitation on Other Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 8.12     Limitation on Affiliate Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 8.13     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 8.14     Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 8.15     Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 8.16     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 8.17     ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 8.18     Cash Operating Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 8.19     Security Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 8.20     Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 8.21     Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 8.22     Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 8.23     Non-Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 8.24     Key Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 8.25     Immediate Repairs; Expansion Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 8.26     Fort Austin Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 8.27     Right of First Offer for Credit Facility  . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 8.28     Assignment of Construction Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 8.29     Assignment of Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                     ARTICLE 9

                                                  EVENTS OF DEFAULT

Section 9.1      Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 9.2      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 9.3      Sale, Encumbrance, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 9.4      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 9.5      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 9.6      Other Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 9.7      Involuntary Bankruptcy or Other Proceeding  . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 9.8      Voluntary Petitions, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 9.10     Limiting Mortgage Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                     ARTICLE 10

                                                      REMEDIES

Section 10.1     Remedies - Insolvency Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 10.2     Remedies - Other Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Section 10.3     Lender's Right to Perform the Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 10.4     Joint and Several Liability; Co-Borrower Relationship . . . . . . . . . . . . . . . . . . .  29

                                                     ARTICLE 11

                                                    MISCELLANEOUS

Section 11.1     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 11.2     Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 11.3     Limitation on Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Section 11.4     Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 11.5     Reimbursement of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 11.6     Approvals; Third Parties; Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 11.7     Lender Not in Control; No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 11.8     Time of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

Section 11.9     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 11.10    Renewal, Extension or Rearrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 11.11    Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 11.12    Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 11.13    Singular and Plural . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 11.14    Phrases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 11.15    Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 11.16    Titles of Articles, Sections and Subsections  . . . . . . . . . . . . . . . . . . . . . . .  33
Section 11.17    Promotional Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 11.18    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 11.19    Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 11.20    Waiver of Punitive or Consequential Damages . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 11.21    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Section 11.22    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 11.23    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                     ARTICLE 12

                                               LIMITATIONS ON LIABILITY

Section 12.1     Limitation on Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
Section 12.2     Limitation on Liability of Lender's Officers, Employees, etc  . . . . . . . . . . . . . . .  35

                         LIST OF EXHIBITS AND SCHEDULES


EXHIBIT A

     LEGAL DESCRIPTION OF PROJECTS

EXHIBIT B

     BUDGET

EXHIBIT C

     IMMEDIATE REPAIRS

EXHIBIT D

     MANAGEMENT STANDARDS

SCHEDULE 2.1

     ADVANCE CONDITIONS

SCHEDULE 2.2

     INDEX RATES

SCHEDULE 2.3(4)

     DISCOUNTED YIELD MAINTENANCE

SCHEDULE 2.4(2)

     CAPITAL IMPROVEMENTS RESERVE

                                 LOAN AGREEMENT


         This Loan Agreement (this "AGREEMENT") is entered into as of May 7, 1996 between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("LENDER"), and ARCLP - CHARLOTTE, LLC, a Tennessee limited liability company and AMERICAN RETIREMENT COMMUNITIES, L.P., a Tennessee limited partnership (individually and collectively, "BORROWER").


                                   ARTICLE 1

                              CERTAIN DEFINITIONS

         Section 1.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

                 (1) "ADJUSTED OPERATING EXPENSES" means Operating Expenses as determined and adjusted by Lender in accordance with its current audit policies and procedures.

                 (2) "ADJUSTED OPERATING REVENUES" means Operating Revenues as determined and adjusted by Lender in accordance with its current audit policies and procedures.

                 (3) "AFFILIATE" means (a) any corporation in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which Borrower or any partner, shareholder, director, officer, member, or manager of Borrower is a partner, joint venturer or member,
(c) any trust in which Borrower or any partner, shareholder, director, officer, member or manager of Borrower is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by Borrower or any partner, shareholder, director, officer, member or manager of Borrower, (e) any partner, shareholder, director, officer, member, manager or employee of Borrower, (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of Borrower, or
(g) any Borrower Party.

                 (4) "AGREEMENT" means this Loan Agreement, as amended from time to time.

                 (5) "ASSIGNMENT OF CONTRACTS" means, collectively, the Assignments and Subordinations of Service Contracts, executed by Borrower and contractors under service agreements for the operation of the Projects.

                 (6) "ASSIGNMENTS OF RENTS AND LEASES" means, collectively, the Senior Assignment of Rents and Leases and the Junior Assignment of Rents and Leases.

                 (7) "BORROWER'S EQUITY" means the amount of up to $14,750,000 invested by Borrower for Borrower's acquisition of the Projects, as the same may be reduced from time to time upon the return (in whole or in part) of Borrower's Equity and any other additional amounts invested by Borrower in the Projects and approved by Lender.

                 (8) "BORROWER PARTY" means any Joinder Party, any Guarantor, any general partner in Borrower, and any general partner in any partnership that is a general partner in Borrower, at any level.

                 (9) "BORROWER'S RETURN" means a return on the initial investment of Borrower's Equity at eight and one-tenth percent (8.10%), such return to be payable only out of available Operating Revenues in accordance with Section 2.5, and to be non-cumulative and non-compounding if not paid.

                 (10) "BUDGET" means the budget attached as Exhibit B showing total costs relating to the subject transaction, use of the initial advance of the Loan, and amounts allocated for future advances (if any).

                 (11) "BUSINESS DAY" means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York are not open for general banking business.

                 (12) "CARRIAGE CLUB CHARLOTTE" means the senior living facility located in Charlotte, North Carolina and known as "Carriage Club Charlotte," consisting of 372 units upon completion or modification of certain units (276 independent living units, 54 assisted living units and 42 skilled nursing units).

                 (13) "CARRIAGE CLUB JACKSONVILLE" means the senior living facility located in Jacksonville, Florida and known as "Carriage Club Jacksonville," consisting of 298 units upon completion or modification of certain units (238 independent living units, and 60 assisted living units).

                 (14) "CASH ON CASH RETURN" means the ratio, expressed as a percentage, of (a) annualized Net Operating Income (after application of capital replacement reserves of one percent [1%] of Operating Revenues and notwithstanding that actual capital replacement reserves will be three percent [3%] of Operating Revenues), to (b) the sum of the outstanding principal balance of the Loan.

                 (15) "CONSTRUCTION CONTRACTS" means all contracts and agreements, written or oral, between Borrower and any original contractor, between any of the foregoing and any subcontractor and between any of the foregoing and any other Person relating in any way to the Expansion Work, including the performing of labor or the furnishing of standard or specially fabricated materials in connection therewith.

                 (16) "CONSTRUCTION GUARANTY" means the Construction Guaranty executed by American Retirement Communities, L.P., a Tennessee limited partnership, Fort Austin Limited Partnership, a Texas limited partnership, American Retirement Corporation, a Tennessee corporation, ARC Fort Austin Properties, Inc., a Tennessee corporation, and American Retirement Communities, LLC, a Tennessee limited liability company

                 (17)     "DEBT" means, for any Person, without duplication:
(a) all indebtedness of such Person for borrowed money (whether personal or non-recourse, secured or unsecured), for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests,
(d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

                 (18) "DEBT SERVICE" means the aggregate interest, fixed principal, and other payments due under the Loan, and on any other outstanding permitted Debt relating to the Projects approved by Lender for the period of time for which calculated.

                 (19) "DEBT SERVICE COVERAGE" means, for the period of time for which calculation is being made, the ratio of Net Operating Income to Debt Service.

                 (20) "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Junior Note Contract Rate.

                 (21)     "ENVIRONMENTAL LAWS" has the meaning assigned in
Article 4.

                 (22)     "EVENT OF DEFAULT" has the meaning assigned in
Article 9.

                 (23) "EXPANSION WORK" means the construction work to add fifty-four (54) assisted living units to Carriage Club Charlotte, convert thirty (30) assisted living units in Carriage Club Charlotte to forty-two (42) skilled nursing beds, and add thirty-eight (38) independent living villas to Carriage Club Jacksonville.

                 (24) "FACILITY CAPACITY" means the total number of independent living units, assisted living units and skilled nursing beds, if applicable, in the Projects.

                 (25) "FORT AUSTIN LOAN" means the loan by Lender to Fort Austin Limited Partnership, an Affiliate of Borrower, in the amount of up to $97,500,000, under the Fort Austin Loan Agreement, as such loan may be amended, modified, enlarged, renewed or replaced from time to time.

                 (26) "FORT AUSTIN LOAN AGREEMENT" means the Loan Agreement dated January 4, 1996 between Lender and Fort Austin Limited Partnership.

                 (27) "GUARANTORS" means the Persons, if any, executing a Guaranty, including American Retirement Communities, L.P., a Tennessee limited partnership, Fort Austin Limited Partnership, a Texas limited partnership, American Retirement Corporation, a Tennessee corporation, ARC Fort Austin Properties, Inc., a Tennessee corporation, and American Retirement Communities, LLC, a Tennessee limited liability company.

                 (28) "GUARANTY" means the instruments of guaranty, if any, now or hereafter in effect from a Guarantor to Lender.

                 (29)     "HAZARDOUS MATERIALS" has the meaning assigned in
Article 4.

                 (30) "IMMEDIATE REPAIRS" means those repairs to the Projects described on Exhibit C.

                 (31) "INDEMNITY" means the Indemnity Agreement executed by American Retirement Communities, L.P., a Tennessee limited partnership, Fort Austin Limited Partnership, a Texas limited partnership, American Retirement Corporation, a Tennessee corporation, ARC Fort Austin Properties, Inc., a Tennessee corporation, and American Retirement Communities, LLC, a Tennessee limited liability company.

                 (32) "JOINDER PARTY" means the Persons, if any, executing the Joinder hereto.

                 (33) "JUNIOR ASSIGNMENT OF RENTS AND LEASES" means, collectively, the Junior Assignments of Rents and Leases, executed by Borrower for the benefit of Lender and for purposes of paying and discharging the Junior Note, and pertaining to Residency Agreements and leases of space in the Projects.

                 (34) "JUNIOR MORTGAGE" means, collectively, the Junior Mortgage, Security Agreement and Fixture Filing, executed by American Retirement Communities, L.P. and encumbering Carriage Club Jacksonville, and the Junior Deed of Trust, Security Agreement and Fixture Filing, executed by ARCLP-Charlotte, LLC and encumbering Carriage Club Charlotte, each in favor of Lender as security for the indebtedness under the Junior Note.

                 (35) "JUNIOR NOTE" means the Junior Promissory Note of even date, in the stated principal amount of $14,750,000, executed by Borrower and payable to the order of Lender in evidence of a portion of the Loan.

                 (36) "JUNIOR NOTE CONTRACT RATE" has the meaning assigned in Article 2.

                 (37) "JUNIOR NOTEHOLDER" means Lender or any other holder of the Junior Note and beneficiary or mortgagee of the Junior Mortgage from time to time.

                 (38) "LENDER" means General Electric Capital Corporation, and its successors and assigns, and upon any sale or assignment of the Senior Note or the Junior Note shall mean and refer to the Senior Noteholder and the Junior Noteholder, as their interests may appear.

                 (39) "LIEN" means any interest, or claim thereof, in the Projects securing an obligation owed to, or a claim by, any Person other than the owner of the Projects, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Projects.

                 (40) "LOAN" means the loan to be made by Lender to Borrower under this Agreement and all other amounts secured by the Loan Documents.

                 (41) "LOAN DOCUMENTS" means: (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Construction Guaranty, (e) any letter of credit provided to Lender in connection with the Loan, (f) the Mortgages, (g) the Assignments of Rents and Leases, (h) Uniform Commercial Code financing statements, (i) the Assignment of Contracts, (j) the Indemnity, (k) the Subordination Agreement, (l) such assignments of contracts and other rights as may be requested by Lender, (m) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, and (n) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

                 (42) "LOAN YEAR" means the period between the date hereof and April 30, 1997 for the first Loan Year and the period between each succeeding May 1 and April 30 until the Maturity Date.

                 (43) "MATURITY DATE" means the earlier of (a) April 30, 2003, or (b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

                 (44) "MORTGAGES" means, collectively, the Senior Mortgage, the Junior Mortgage, and the Third Mortgage.

                 (45) "NET CASH FLOW" means, for any period, the amount by which Operating Revenues exceed the sum of (a) Operating Expenses, (b) Debt Service, (c) any actual payment into impounds, escrows, or reserves required by Lender, except to the extent included within the definition of Operating Expenses, and (d) Borrower's Return.

                 (46) "NET OPERATING INCOME" means the amount by which Adjusted Operating Revenues exceed Adjusted Operating Expenses.

                 (47) "NET WORTH" means, as to any period of time, total assets (after adding back accumulated depreciation, amortization, and other reasonable non-cash charges determined in accordance with generally accepted accounting principles), less total liabilities (contingent or otherwise) determined on a book basis in accordance with generally accepted accounting principles, including declared and unpaid distributions or dividends; however, excluded from the determination of total assets shall be all assets that are classified as intangible, including good will, licenses, patents, trademarks, trade names, copyrights and franchises.

                 (48) "NOTES" means, collectively, the Senior Note and the Junior Note.

                 (49) "OPERATING EXPENSES" means all customary expenses of operating the Projects in the ordinary course of business which are paid in cash by Borrower and which are directly associated with and fairly allocable to the Projects for the applicable period, including ad valorem real estate taxes and assessments, insurance premiums, regularly scheduled tax impounds paid to Lender, maintenance costs, management fees and costs of three percent (3%) of Operating Revenues (which amount Borrower may retain for Borrower's self-management of the Projects), accounting, legal, and other professional fees, fees relating to environmental and Net Cash Flow and Net Operating Income audits, and other expenses incurred by Lender and reimbursed by Borrower under this Agreement and the other Loan Documents, capital expenditures specifically identified in a Capital Expenditures Budget (as defined in Schedule 2.4[2]), deposits to any capital replacement reserves required by Lender, wages, salaries, and personnel expenses, but excluding Debt Service, capital expenditures unless specifically included in a Capital Expenditures Budget, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loan or insurance or by any third party, and any non-cash charges such as depreciation and amortization. Any management fee or other expense payable to Borrower or to an Affiliate of Borrower, other than the management fee of three percent (3%) of Operating Revenues to be retained by Borrower, shall be included as an Operating Expense only with Lender's prior approval. Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Projects.

                 (50) "OPERATING REVENUES" means all cash receipts of Borrower from operation of the Projects or otherwise arising in respect of the Projects after the date hereof which are properly allocable to the Projects for the applicable period, including (a) gross resident service revenues less contractual allowances and provisions for uncollectible accounts, free care and discounted care, if any, (b) non-operating revenues, (c) entrance fees actually paid, if any, net of refunds, (d) revenues from parking agreements, concession fees and charges and other miscellaneous operating revenues, (e) proceeds from rental or business interruption insurance, (f) proceeds of any loans (other than the Loan and any refinancing of the Loan) obtained by Borrower after the date hereof which are secured by a Project (less only reasonable and customary expenses incurred in procuring and closing such loan and actually paid in cash to individuals or entities other than Borrower or any Affiliate of Borrower and without implying any consent of Lender to the granting of any security for any such loans), (g) withdrawals from cash reserves (except to the extent any operating expenses paid therewith are excluded from Operating Expenses). Operating Revenues shall not include (i) security deposits and earnest money deposits until they are forfeited by the depositor, (ii) advance rentals until they are earned, (iii) proceeds from a sale or other disposition,
(iv) any gain or loss resulting from the early extinguishment of indebtedness or the sale, exchange or other disposition of properties not in the ordinary course of business, (v) gifts, grants, bequests or donations restricted as to use by the donor or grantor for a purpose inconsistent with the payment of Debt Service, or (vi) insurance proceeds (other than rental or business interruption proceeds) and condemnation proceeds. For purposes of any calculation that is made with reference to both Adjusted Operating Revenues and Adjusted Operating Expenses, any deduction from gross resident service revenues otherwise required by the preceding provisions of this definition shall not be made if and to the extent that the amount of such deduction is included in Adjusted Operating Expenses.

                 (51) "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

                 (52) "PLANS" means all contracts and agreements, written or oral, between Borrower and design professionals for the Expansion Work, together with the final plans, specifications, shop drawings and other technical descriptions prepared for the Expansion Work, and all amendments and modifications thereof.

                 (53) "POTENTIAL DEFAULT" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

                 (54) "PROJECTS" means Carriage Club Charlotte and Carriage Club Jacksonville, and all related facilities, amenities, fixtures, and personal property owned by Borrower relating to the real property described in Exhibit A, and any improvements now or hereafter located on such real property.

                 (55) "RESIDENCY AGREEMENT" means (a) any lease, residency or other rental agreement for the occupancy of residential living units of the Projects, (b) any admission and financial agreement for the use and occupancy of an assisted living unit of the Projects, (c) any health center admission and financial agreement (private payment) or health center admission agreement (Medicare payment) and (d) any other express or implied agreement for the occupancy of nursing beds in the Projects or for space in or use of the Projects.

                 (56) "SENIOR ASSIGNMENT OF RENTS AND LEASES" means the Senior Assignment of Rents and Leases, executed by Borrower for the benefit of Lender and for purposes of paying and discharging the Senior Note, and pertaining to Residency Agreements and leases of space in the Projects.

                 (57) "SENIOR MORTGAGE" means, collectively, the Senior Mortgage, Security Agreement and Fixture Filing, executed by American Retirement Communities, L.P. and encumbering Carriage Club Jacksonville, and the Senior Deed of Trust, Security Agreement and Fixture Filing, executed by ARCLP-Charlotte, LLC and encumbering Carriage Club Charlotte, each in favor of Lender as security for the indebtedness under the Senior Note.

                 (58) "SENIOR NOTE" means the Senior Promissory Note of even date, in the stated principal amount of $37,000,000, executed by Borrower, and payable to the order of Lender in evidence of a portion of the Loan.

                 (59) "SENIOR NOTE CONTRACT RATE" has the meaning assigned in Article 2.

                 (60) "SENIOR NOTEHOLDER" means Lender or any other holder of the Senior Note and beneficiary or mortgagee of the Senior Mortgage from time to time.

                 (61) "SINGLE PURPOSE ENTITY" shall mean a Person (other than an individual, a government, or any agency or political subdivision thereof), which exists solely for the purpose of owning the Projects, conducts business only in its own name, does not engage in any business or have any assets unrelated to the Projects, does not have any indebtedness other than as permitted by this Agreement, has its own separate books, records, and accounts (with no commingling of assets), holds itself out as being a Person separate and apart from any other Person, and observes corporate and partnership formalities independent of any other entity, and which otherwise constitutes a single purpose, bankruptcy remote entity as determined by Lender.

                 (62) "SITE ASSESSMENT" means an environmental engineering report for the Project prepared by an engineer engaged by Lender at Borrower's expense, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

                 (63)     "STATE" means the State of Texas.

                 (64) "STATE AGENCIES" means any governmental authority having jurisdiction over Borrower, any Guarantor or the Project, including, with respect to Carriage Club Jacksonville, the State of Florida Agency for Health Care Administration, and with respect to Carriage Club Charlotte, the North Carolina Department of Human Resources and the North Carolina Department of Insurance, and the statutes, rulings, rules, regulations, permits, certificates and ordinances promulgated or enforced by such governmental authorities.

                 (65) "SUBORDINATION AGREEMENT" means the Subordination Agreement executed by Fort Austin Limited Partnership, a Texas limited partnership, Borrower and American Retirement Communities, L.P., a Tennessee limited partnership, and other Affiliates of Borrower.

                 (66) "THIRD MORTGAGE" means, collectively, the Third Mortgage, Security Agreement and Fixture Filing, executed by American Retirement Communities, L.P. and encumbering Carriage Club Jacksonville, and the Third Deed of Trust, Security Agreement and Fixture Filing, executed by ARCLP-Charlotte, LLC and encumbering Carriage Club Charlotte, each in favor of Lender as security for the indebtedness under the Fort Austin Loan.

                                   ARTICLE 2

                                   LOAN TERMS

         Section 2.1 THE LOAN. The Loan of up to FIFTY-ONE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($51,750,000) shall be funded in one or more advances and repaid in accordance with this Agreement. All advances of the Loan shall be made in accordance with the Budget. The initial advance of the Loan, in the amount of up to $47,705,910 (the purchase price for the Projects, including the audited cost of Expansion Work incurred and paid as of the date hereof, minus Borrower's Equity and holdbacks for construction costs and Immediate Repairs), shall be made in accordance with the Budget upon Borrower's satisfaction of the conditions to initial advance described in
Schedule 2.1. The initial advance of the Loan shall be made first under the Senior Note (with any excess funded under the Junior Note) and all other advances on the Loan shall be made under the Junior Note. Subsequent advance for the items shown on the Budget shall be made upon Borrower's satisfaction of the conditions for such advances described in Schedule 2.1.

         Section 2.2 INTEREST RATE; LATE CHARGE. The outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) shall bear interest as follows:

                 (a) the Senior Note shall bear interest at a fixed rate of interest equal to nine and twenty-eight one hundredths percent (9.28%) per annum (the "SENIOR NOTE CONTRACT RATE"); and

                 (b) the Junior Note shall bear interest at a floating rate of interest equal to three and twenty- five one hundredths percent (3.25%) per annum in excess of the GECC Composite Commercial Paper Rate, as defined in
Schedule 2.2 (the "JUNIOR NOTE CONTRACT RATE").

Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the initial advance or the date on which the immediately preceding payment was due. If Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due, Borrower shall pay to Lender a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to the greater of (i) interest at the Default Rate on such amount from the date when due until paid, or (ii) five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

         Section 2.3 TERMS OF PAYMENT. The Loan shall be payable as follows:

                 (1) INTEREST. Commencing on June 1, 1996, Borrower shall pay interest in arrears on the first day of each month until all amounts due under the Loan Documents are paid in full.

                 (2) PRINCIPAL AMORTIZATION. Commencing May 1, 1997 and continuing on the first day of each month thereafter to and including April 1, 2003, Borrower shall pay to Lender $80,000; provided no Event of Default exists, $19,000 of such amount shall be applied to the reduction of the principal balance of the Junior Note and the remaining amount ($61,000) shall be applied to reduction of the principal balance of the Senior Note. In addition, if at any time the Cash on Cash Return (as defined in, and determined in accordance with, the Fort Austin Loan Agreement) under the Fort Austin Loan is less than fourteen percent (14%), then all Net Cash Flow for each month, at Borrower's option, shall be (a) deposited into an escrow with Lender or with a third party under an escrow agreement satisfactory to Lender, or (b) applied, without penalty or premium, in reduction of the principal balance of the Loan or, at Lender's election, to the Fort

Austin Loan, until the Cash on Cash Return under the Fort Austin Loan exceeds fourteen percent (14%) for six (6) consecutive months.

                 (3) MATURITY. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents.

                 (4) PREPAYMENT. The Loan is closed to prepayments in whole or in part, during the first two (2) Loan Years. From the beginning of the third (3rd) Loan Year to the Maturity Date, upon not less than fifteen (15) days' prior written notice to Lender, Borrower may prepay the Loan, in whole but not in part, without premium or penalty, provided that any prepayment of the Senior Note shall be accompanied by the Yield Maintenance Amount, calculated as provided in Schedule 2.3(4) and Lender's participation interest, calculated as provided in Schedule 2.3(6). Prepayments of principal shall be applied to the reduction of the principal balance of the Junior Note before any application thereof to the principal balance of the Senior Note. If the Loan is accelerated for any reason other than casualty or condemnation, while the Loan is closed to prepayment, Borrower shall pay, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to five percent (5%) of the outstanding balance of the Loan plus the Yield Maintenance Amount on the Senior Note.

                 (5) APPLICATION OF PAYMENTS. Unless an Event of Default exists, all payments received by Lender under the Loan Documents (other than scheduled principal amortization payments which shall be applied in reduction of principal as provided in Section 2.3(2)) shall be applied: first, to any fees and expenses due to Lender under the Loan Documents; second, to any Default Rate interest or late charges; third, to accrued and unpaid interest; fourth, to the principal sums of the Junior Note and the Senior Note as set forth in 2.3(2); fifth, to other amounts due under the Loan Documents, except participation amounts under Schedule 2.3(6), and sixth, to participation amounts under Schedule 2.3(6). If an Event of Default exists, all payments received hereunder shall be applied to amounts owing on the Senior Note and the Junior Note in such order and manner as Lender shall determine in Lender's sole and absolute discretion.

                 (6) PARTICIPATION. In addition to other payments under the Loan, Borrower shall pay to Lender the participation under Schedule 2.3(6).

         Section 2.4 SECURITY. The Loan shall be secured by the Senior Mortgage creating a first lien on the Projects, the Junior Mortgage creating a second lien on the Projects, the Assignments of Rents and Leases, and the other Loan Documents. As further security for the Loan, Borrower shall fund the Capital Improvements Reserve in accordance with Schedule 2.4(2).

         Section 2.5 APPLICATION OF OPERATING REVENUES. Borrower shall apply Operating Revenues in the following order:

                 (1)      first, to pay Operating Expenses;

                 (2)      second, to Debt Service under the Loan;

                 (3) third, to make deposits into the reserves, deposits and/or escrows required hereunder;

                 (4) fourth, to the payment of the performance and discharge of the obligations under the Loan Documents (other than Debt Service, but including any escrow deposit or principal amortization through application of Net Cash Flow under Section 2.3(2));

                 (5)      fifth, to Borrower's Return;

                 (6) sixth, to the payment of Lender's Participation Percentage in Net Cash Flow in accordance with Schedule 2.3(6); and

                 (7) seventh, if Lender shall have given Borrower a notice that a default exists under the Fort Austin Loan, to the payment of amounts owing under the Fort Austin Loan, and otherwise to be retained by Borrower for purposes not inconsistent with the Loan Documents.


                                   ARTICLE 3

                     INSURANCE, CONDEMNATION, AND IMPOUNDS

         Section 3.1 INSURANCE. Borrower shall maintain insurance as follows:

                 (1) CASUALTY; BUSINESS INTERRUPTION. Borrower shall keep the Projects insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by Lender. Borrower shall keep the Projects insured against loss by flood if a Project is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the lesser of (i) the maximum amount of the Loan or (ii) the maximum limit of coverage available under said act. Borrower shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12)-months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to the Projects. Borrower shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lender in all respects. The proceeds of insurance paid on account of any damage or destruction to a Project shall be paid to Lender to be applied as provided in Section 3.2.

                 (2) LIABILITY. Borrower shall maintain (a) commercial general liability insurance with respect to each Project providing for limits of liability of not less than $11,000,000 for both injury to or death of a person and for property damage per occurrence, and (b) other liability insurance as reasonably required by Lender.

                 (3) FORM AND QUALITY. All insurance policies shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State, with a rating of "A-IX" or better as established by Best's Rating Guide (or an equivalent rating approved in writing by Lender). Each policy shall provide that such policy may not be canceled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. If Borrower fails to maintain insurance in compliance with this Section 3.1, Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Lender for all expenses incurred in connection therewith. Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Borrower shall deliver copies of all original policies certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.

                 (4) ADJUSTMENTS. Borrower shall give immediate written notice of any loss to the insurance carrier and to Lender. Borrower hereby irrevocably authorizes and empowers Lender, as attorney-in-fact for Borrower coupled with an interest, to make proof of loss, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds, and if an Event of Default or Potential Default exists, to adjust and compromise any claim under insurance policies. Nothing contained in this Section 3.1(4), however, shall require Lender to incur any expense or take any action hereunder.

         Section 3.2 USE AND APPLICATION OF INSURANCE PROCEEDS. Lender shall apply insurance proceeds (other than proceeds of rental income or business interruption insurance which shall constitute Operating Revenues) to costs of restoring a damaged Project or the Loan as follows:

                 (1) if the loss is less than or equal to $300,000, Lender shall apply the insurance proceeds to restoration provided (a) no Event of Default or Potential Default exists, and (b) Borrower promptly commences and is diligently pursuing restoration of the Project;

                 (2) if the loss exceeds $300,000 but is not more than 10% of the replacement value of the improvements (for projects containing multiple phases or stand alone structures, such calculation to be based on the damaged phase or structure, not the project as a whole), Lender shall apply the insurance proceeds to restoration provided that at all times during such restoration (a) no Event of Default or Potential Default exists; (b) Lender determines that there are sufficient funds available to restore and repair the Project to a condition approved by Lender; (c) Lender determines that the Net Operating Income of the Project during restoration will be sufficient to pay Debt Service; (d) Lender determines that after restoration the Debt Service Coverage will be at least (i) 1.0:1 in the first two Loan Years, and (ii) 1.15:1 after the first two Loan Years, and the Cash on Cash Return will be at least (i) 9.5% in the first Loan Year, (ii) 12% in the second Loan Year, and
(iii) 14% after the second Loan Year; (e) Lender determines that restoration and repair of the Project to a condition approved by Lender will be completed within six months after the date of loss or casualty and in any event ninety
(90) days prior to the Maturity Date; and (f) Borrower promptly commences and is diligently pursuing restoration of the Project;

                 (3) if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in Subsection 3.2(2) above, in Lender's sole discretion, Lender may apply any insurance proceeds it may receive to the payment of the Loan or allow all or a portion of such proceeds to be used for the restoration of the Project; and

                 (4) insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances, including, as applicable, the advance conditions under Schedule 2.1.

         Section 3.3 CONDEMNATION AWARDS. Borrower shall immediately notify Lender of the institution of any proceeding for the condemnation or other taking of a Project or any portion thereof. Lender may participate in any such proceeding and Borrower will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender's prior consent, Borrower (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of a Project or any part thereof are hereby assigned to and shall be paid to Lender. Borrower authorizes Lender to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Lender's sole discretion to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Project; however, if the award is less than or equal to $300,000 and Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Lender will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrower, upon request by Lender, shall execute all instruments requested to confirm the assignment of the awards and compensation to Lender, free and clear of all liens, charges or encumbrances.

         Section 3.4 IMPOUNDS. Borrower shall deposit with Lender, monthly, one-twelfth (1/12th) of the annual charges for real estate taxes, assessments and similar charges relating to the Projects. At or before the initial advance of the Loan, Borrower shall deposit with Lender a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Lender's estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Lender's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). Unless Borrower and Lender hereafter enter into a "blocked account" or similar deposit agreement, all funds so deposited shall be held by Lender, without interest, and may be commingled with Lender's general funds. Borrower hereby grants to Lender a security interest in all funds so deposited with Lender for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Lender, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Borrower shall furnish Lender with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Lender, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges, Borrower shall deposit any deficiency with Lender immediately upon demand. Lender shall pay such charges when the amount on deposit with Lender is sufficient to pay such charges and Lender has received a bill for such charges.


                                   ARTICLE 4

                             ENVIRONMENTAL MATTERS

         Section 4.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

                 (1) "ENVIRONMENTAL LAWS" means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

                 (2) "HAZARDOUS MATERIALS" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks,
(f) any explosive or radioactive substances, (g) lead or lead-based paint, or
(h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

         Section 4.2 REPRESENTATIONS AND WARRANTIES ON ENVIRONMENTAL MATTERS. To Borrower's knowledge, except as set forth in the Site Assessment,
(1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about either Project or any property adjacent to a Project (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Project in full compliance with Environmental Laws), (2) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Projects do not, and did not previously, violate any Environmental Laws, and (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with either Project concerning Hazardous Materials or Environmental Laws.

         Section 4.3      COVENANTS ON ENVIRONMENTAL MATTERS.

                 (1) Borrower shall (a) comply strictly and in all respects with applicable Environmental Laws; (b) notify Lender immediately upon Borrower's discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting a Project; (c) promptly remove such Hazardous Materials and remediate a Project in full compliance with Environmental Laws and in accordance with the recommendations and specifications of an independent environmental consultant approved by Lender or in the matter relating to the leaking underground storage tank affecting Carriage Club Charlotte, enforce Borrower's Indemnification and Remediation Agreement with Exxon USA, Inc.; and (d) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect a Project or Borrower.

                 (2) Borrower shall not cause, shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from (a) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about a Project or the transportation of any Hazardous Materials to or from a Project (except for cleaning and other products used in connection with routine maintenance or repair of the Project in full compliance with Environmental Laws), (b) installing any underground storage tanks at a Project, or (c) conducting any activity that requires a permit or other authorization under Environmental Laws.

                 (3) Borrower shall provide to Lender, at Borrower's expense promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within a Project. Borrower shall pay the cost of no more than one such Site Assessment or update in any twelve
(12)-month period, unless Lender's request for a Site Assessment is based on information provided under Section 4.3(1), a reasonable suspicion of Hazardous Materials at or near a Project (exclusive of the matters established in the Site Assessment), a breach of representations under Section 4.2, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower's expense.

         Section 4.4 ALLOCATION OF RISKS AND INDEMNITY. As between Borrower and Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting a Project, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Lender or by law. Borrower shall indemnify, defend and hold Lender harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about a Project, or a breach of any representation, warranty or covenant contained in this Article 4, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, INCLUDING THOSE ARISING FROM THE JOINT, CONCURRENT, OR COMPARATIVE NEGLIGENCE OF LENDER; HOWEVER, BORROWER SHALL NOT BE LIABLE UNDER SUCH INDEMNIFICATION TO THE EXTENT SUCH LOSS, LIABILITY, DAMAGE, CLAIM, COST OR EXPENSE RESULTS SOLELY FROM LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OCCURRING AFTER FORECLOSURE. Borrower's obligations under this Section 4.4 shall arise upon the discovery of the presence of any Hazardous Material, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in a Project (by foreclosure, deed in lieu of foreclosure or otherwise).

         Section 4.5 COLLATERAL ASSIGNMENT OF INDEMNITIES. Borrower hereby collaterally assigns all of the rights and benefits (but none of the obligations or liabilities) under any indemnity agreement or provision with respect to one or more of the Projects, including any indemnification agreement for the benefit of Borrower executed by Exxon Corporation (or any affiliate thereof) or the previous owner of the Projects.

         Section 4.6      NO WAIVER.  Notwithstanding any provision in this
Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."


                                   ARTICLE 5

                                LEASING MATTERS

         Section 5.1 REPRESENTATIONS AND WARRANTIES ON RESIDENCY AGREEMENTS. Borrower represents and warrants to Lender with respect to Residency Agreements of the Projects that: (1) to Borrower's knowledge, the rent roll delivered to Lender is true and correct, and the Residency Agreements are valid and in and full force and effect; (2) the Residency Agreements (including amendments) are in writing, and, to Borrower's knowledge, there are no oral agreements with respect thereto; (3) the copies of the Residency Agreements available to be furnished to Lender at Lender's request are true and complete; (4) to Borrower's knowledge, neither the landlord nor any resident is in default under any of the Residency Agreements;

(5) Borrower has no knowledge of any notice of termination or default with respect to any Residency Agreement; (6) Borrower has not assigned or pledged any of the Residency Agreements, the rents or any interests therein except to Lender; (7) except as set forth in the rent roll delivered to Lender, no resident or other party has an option to purchase all or any portion of a Project; and (8) no resident has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to two month's rent).

         Section 5.2 STANDARD RESIDENCY AGREEMENT FORM. All Residency Agreements and other rental arrangements shall in all respects be approved by Lender and shall be on a standard form approved by Lender with no material modifications (except as approved by Lender). Within ten (10) days after Lender's request, Borrower shall furnish to Lender a statement of all resident security deposits, and copies of all Residency Agreements not previously delivered to Lender, certified by Borrower as being true and correct.

         Section 5.3 COVENANTS. Borrower (1) shall perform the obligations which Borrower is required to perform under the Residency Agreements; (2) shall enforce the obligations to be performed by the residents in accordance with the normal prudent operation of the Projects; (3) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent; (4) shall not enter into any ground lease or master lease of any part of a Project; (5) shall not further assign or encumber any Residency Agreement; (6) shall not, except in the ordinary course of business and the normal prudent operation of the Projects, cancel or accept surrender or termination of any Residency Agreement; and (7) shall not, except in the ordinary course of business and the normal prudent operation of the Projects, modify or amend any Residency Agreement and any action in violation of clauses (5), (6), and (7) of this Section 5.3, shall be void at the election of Lender.


                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Lender that:

         Section 6.1 ORGANIZATION AND POWER. Borrower and each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

         Section 6.2 VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

         Section 6.3      LIABILITIES; LITIGATION.

                 (1) The financial statements delivered by Borrower and each Borrower Party are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Projects, Borrower or any Borrower Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Projects, Borrower or any Borrower Party which if adversely determined could have a material adverse effect on such party, a Project or the Loan.

                 (2) Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

         Section 6.4 TAXES AND ASSESSMENTS. The Projects are comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower's best knowledge, proposed, special or other assessments for public improvements or otherwise affecting a Project, nor are there any contemplated improvements to either Project that may result in such special or other assessments.

         Section 6.5 OTHER AGREEMENTS; DEFAULTS. Neither Borrower nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect a Project or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party is in violation of any agreement which violation would have an adverse effect on a Project, Borrower, or any Borrower Party or Borrower's or any Borrower Party's business, properties, or assets, operations or condition, financial or otherwise.

         Section 6.6      COMPLIANCE WITH LAW.

                 (1) Borrower has made applications and filed all required notices for the transfer, renewal, recertification, and/or reissuance of all such currently existing licenses, permits, approvals and provider agreements necessary to own, lease, operate and carry on its business in the Projects, and has no knowledge of any basis for the denial of such applications, subject to completion of the application process including compliance with any applicable on-site health facility survey and certification review requirements that can be completed only after Borrower legally assumes responsibility for operation of each Project. Each Project is in compliance with all applicable legal requirements and, to Borrower's knowledge, is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. Neither Project constitutes, in whole or in part, a legally non-conforming use under applicable legal requirements;

                 (2) No condemnation has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of a Project or for the relocation of roadways providing access to a Project; and

                 (3) Each Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of each Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefitting the Project. All roads necessary for the full utilization of each Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

         Section 6.7 LOCATION OF BORROWER. Borrower's principal place of business and chief executive offices are located at the address stated in
Section 11.1.

         Section 6.8 ERISA. Except for the 401K plan established by ARCLP for its employees, Borrower has not established any pension plan for employees which would cause Borrower to be subject to the Employee Retirement Income Security Act of 1974, as amended.

         Section 6.9 MARGIN STOCK. No part of proceeds of the Loan will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         Section 6.10 TAX FILINGS. Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively.

         Section 6.11 SOLVENCY. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

         Section 6.12 FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of Borrower or any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Projects or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party.

         Section 6.13 SINGLE PURPOSE ENTITY. ARCLP-Charlotte, L.L.C. is and has at all times since its formation been a Single Purpose Entity.

         Section 6.14 LICENSES AND COMPLIANCE. All licenses, permits and approvals required under current ownership for the operation of the Projects as nursing homes and personal care facilities under applicable law have been issued and are in good standing, including, without limitation,(i) Nursing Home Licenses issued by State Agencies; and (ii) Personal Care Facilities Licenses issued by State Agencies, which are currently in full force and effect.

                                   ARTICLE 7

                              FINANCIAL REPORTING

         Section 7.1      FINANCIAL STATEMENTS.

                 (1) MONTHLY REPORTS. Within thirty (30) days after the end of each calendar month, Borrower shall furnish to Lender a current (as of the calendar month just ended) balance sheet, a detailed operating statement (showing monthly activity and year-to-date) stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for the calendar month just ended, as requested by Lender, an updated rent roll, and, as requested by Lender, a written statement setting forth any variance from the annual budget, copies of bank statements and bank reconciliations and other documentation supporting the information disclosed in the most recent financial statements.

                 (2) QUARTERLY REPORTS. Within forty-five (45) days after the end of each calendar quarter, Borrower shall furnish to Lender a detailed operating statement (showing quarterly activity and year-to-date) stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for the calendar quarter just ended.

                 (3) ANNUAL REPORTS. Within ninety (90) days after the end of each fiscal year of Borrower's operation of the Projects, Borrower shall furnish to Lender a current (as of the end of such fiscal year) balance sheet, a detailed operating statement stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for each of Borrower and the Projects, a detailed statement of all expenditures for capital improvements and replacements to the Projects during the preceding calendar year and a reconciliation to disbursements from the Capital Improvements Reserve (as defined in Schedule 2.4(2)), and, if required by Lender, prepared on a review basis and certified by an independent public accountant satisfactory to Lender.

                 (4) CERTIFICATION; SUPPORTING DOCUMENTATION. Each such financial statement shall be in scope and detail satisfactory to Lender and certified by the chief financial representative of Borrower.

         Section 7.2 ACCOUNTING PRINCIPLES. All financial statements shall be prepared in accordance with sound accounting principles applicable to commercial real estate, consistently applied from year to year.

         Section 7.3 OTHER INFORMATION. Borrower shall deliver to Lender such additional information regarding Borrower, its subsidiaries, its business, any Borrower Party, and the Projects within 30 days after Lender's request therefor.

         Section 7.4      ANNUAL BUDGET AND CASH FLOW SUMMARY.  At least sixty
(60) days prior to the commencement of each fiscal year, Borrower will provide to Lender its proposed annual operating and capital improvements budget for such fiscal year for review and approval by Lender. Furthermore, within sixty
(60) days after the end of each fiscal year, Borrower shall provide Lender a certified cash flow summary which includes certifications that Borrower has and will continue to (i) preserve its partnership, limited liability company or other separate legal existence, (ii) preserve all its rights and licenses to the extent necessary or desirable in the operation of its business and affairs and (iii) be and remain qualified to do business and conduct its affairs in each jurisdiction where its ownership of projects or the conduct of its business affairs requires such qualification.

         Section 7.5 AUDITS. Lender shall have the right to choose and appoint a certified public accountant to perform financial and cash flow audits as it deems necessary, at Borrower's expense; however, Lender shall not require such audits at Borrower's expense more often than two times each year or for an amount in any year in excess of $5,000. Borrower shall permit Lender to examine such records, books and papers of Borrower which reflect upon its financial condition and the income and expense relative to the Projects.


                                   ARTICLE 8

                                   COVENANTS

         Borrower covenants and agrees with Lender as follows:

         Section 8.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Without the prior written consent of Lender,

                 (1) neither Borrower nor any other Person having an ownership or beneficial interest in Borrower shall (a) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in a Project or any part thereof (including any partnership or any other ownership interest in Borrower, other than new limited partner interests which are issued, and existing limited partner interests which are transferred or encumbered, in accordance with the terms of the Limited Partnership Agreement of American Retirement Communities, L.P.); (b) further encumber, alienate, grant a Lien or grant any other interest in a Project or any part thereof (including any partnership or other ownership interest in Borrower, other than new limited partner interests which are issued, and existing limited partner interests which are transferred or encumbered, in accordance with the terms of the Limited Partnership Agreement of American Retirement Communities, L.P.), whether voluntarily or involuntarily; or (c) enter into any easement or other agreement granting rights in or restricting the use or development of a Project;

                 (2) no new general partner, member, or limited partner having the ability to control the affairs of Borrower shall be admitted to or created in Borrower (nor shall any existing general partner or member or controlling limited partner withdraw from Borrower), and no change in Borrower's organizational documents relating to control over Borrower and/or a Project shall be effected; and

                 (3) no transfer shall be permitted which would cause American Retirement Communities, L.P. to own less than ninety-nine percent (99%) of the beneficial interest and voting membership interest in ARCLP-Charlotte, LLC and Carriage Club Charlotte or one hundred percent (100%) of the beneficial interest in Carriage Club Jacksonville.

As used in this Section 8.1, "transfer" shall include the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of (a) a Project, (b) any partnership interest in any general partner in Borrower that is a partnership, and (c) any voting stock in any general partner in Borrower that is a corporation; "transfer" shall not include (i) the leasing of individual units within a Project so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity; or (ii) the transfers of limited partner interests in Borrower so long as the provisions of Sections 8.1(2) and 8.1(3) are satisfied. After the Loan is fully funded, Lender shall not unreasonably withhold its consent or impose any transfer fee (other than out-of-pocket transaction costs) if Borrower desires to transfer one or both of the Projects or interests in Borrower to an Affiliate, so long as (A) there exists no Event of Default or Potential Default, (B) any transferee of the Projects assumes Borrower's obligations under the Loan, including the execution of a Consent and Assumption Agreement, financing statement(s) and any other documents reasonably requested by Lender (each in form satisfactory to Lender) to evidence such transfer and maintain the perfection of Lender's liens and security interests against the Projects, (C) the Net Worth and liquidity of any transferee of the Projects are equivalent to or better than those of American Retirement Communities, L.P. on the date of this Agreement, (D) the proposed transferee is considered, in Lender's reasonable discretion, to be capable of managing and maintaining the marketability of the Projects, (E) American Retirement Communities, L.P. owns one hundred percent (100%) of the voting stock in every corporate general partner of Borrower's constituent general partner and members, as applicable, and (F) American Retirement Communities, L.P. directly or indirectly maintains sole control over Borrower (including the sole discretion regarding the sale, exchange, refinancing or disposition of the Projects and the selection of any manager therefor) and any controlling limited partner or member of Borrower, each as determined by Lender taking into account the requested transfer.

         Section 8.2 TAXES; CHARGES. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon a Project or become payable during the term of the Loan, and will promptly furnish Lender with evidence of such payment; however, Borrower's compliance with Section 3.4 of this Agreement relating to impounds for taxes and assessments shall, with respect to payment of such taxes and assessments, be deemed compliance with this Section 8.2. Borrower shall not suffer or permit the joint assessment of a Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on a Project; however, Borrower may contest the validity of such claims and demands so long as (a) Borrower notifies Lender that it intends to contest such claim or demand, (b) Borrower provides Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to Lender's title insurance policy insuring against such claim or demand) assuring the discharge of Borrower's obligations for such claims and demands, including interest and penalties, and (c) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which a Project is scheduled to be sold for non-payment.

         Section 8.3 CONTROL; MANAGEMENT. There shall be no change in the day-to-day control and management of Borrower or Borrower's general partner, if any, without the prior written consent of Lender. Borrower shall not terminate, replace or appoint any manager or terminate or amend the management agreement for a Project without Lender's prior written approval. Borrower shall fully perform all of its covenants, agreements and obligations under the management agreement. Borrower, or an Affiliate, shall serve as manager of the Projects. If the manager is an Affiliate of Borrower, such manager shall be entitled to receive a management fee of up to three percent (3%) of Operating Revenues pursuant to a management agreement approved by Lender, in Lender's sole and absolute discretion. No management fee shall be payable if Borrower manages the Projects. If Borrower seeks to replace the manager, Lender retains full and absolute approval right over such substitute manager, management fee and management agreement. Lender shall approve all managers and management contracts, both presently existing and prior to entering into such contracts in the future; in addition, all management fees payable under any management contract shall be subordinate to and be paid following full payment of all Debt Service payments on the Loan in each fiscal year. Any change in ownership or control of the manager shall be cause for Lender to re-approve such manager and management contract. Each manager shall hold and maintain all necessary licenses, certifications and permits required by law, and shall enter a non-competition agreement to the effect that such manager will not acquire, construct, operate or manage any facility similar to the Projects (i.e., an independent living units facility or an assisted living facility) within a 5-mile radius of any Project at any time while any portion of the Loan is outstanding. Borrower shall strictly comply with the Management Standards set forth in Exhibit D attached hereto, and shall not enter into, modify, amend, or terminate any existing management agreement, except in accordance with the Management Standards and this Section 8.3.

         Section 8.4 NONCOMPLIANCE. Borrower shall promptly deliver to Lender copies of all reports and other documents with respect to any inspections, surveys, investigations, or on-site visits of, or certification actions regarding, the Projects by any federal, state, or local licensing and regulatory authority having jurisdiction over the Projects, including any inspections by State Agencies. Subject to Section 8.5, Lender may retain a consultant, at Borrower's expense, to evaluate and review such reports and documents. Borrower shall promptly correct any deficiency and comply with all remedial actions and recommendations set forth in such reports or specified by the consultant retained by Lender. Borrower will promptly notify Lender of (i) any noncompliance, or (ii) any event which, with notice or lapse of time or both, would result in noncompliance, with any statute, law, ordinance, order, judgment, decree, regulation, direction or requirement concerning Borrower, its operations, or either of the Projects, or in connection with which Borrower has received any notice, correspondence other communication to or from any federal, state or local governmental official, body, board, department or regulatory authority. If any such notice or communication of a material nature is received by Borrower, Borrower shall engage an independent consultant as described in Section 8.5 below and shall provide Lender with a statement of Borrower setting forth its proposed action or response to the noncompliance situation. Borrower shall promptly notify Lender of any proposed local, state or federal law that, if enacted, would materially and adversely affect Borrower's current operation of either of the Projects.

         Section 8.5 CONSULTANT. If (a) Borrower fails to maintain at all times a Debt Service Coverage of at least 1.20:1, or (b) the occupancy level of either of the Projects is less than 87% (not including the occupancy of space under the Expansion Work until such space is anticipated to be occupied according to projections approved by Lender) for three consecutive months, or
(c) Borrower receives any notice, correspondence or other communication of a material nature from any federal, state or local governmental official, body, board, department or regulatory authority citing violations of or lack of compliance with any statue, ordinance and/or regulation concerning Borrower, its operations, or either of the Projects, then Borrower shall, at its expense, retain an independent consultant selected from a list of independent consultants designated by Lender from time to time, which independent consultant is to make recommendations to increase the Debt Service Coverage to at least 1.30:1, increase the occupancy level to at least 90%, or make recommendations to address the violation and/or noncompliance situation, as the case may be. With regard to a notice of violation or noncompliance received by Borrower as described in Section 8.4 above, if such violation or noncompliance can be cured by Borrower within thirty (30) days from the date of receipt of the notice or other communication relating thereto, then the independent consultant's engagement may be limited to a review of Borrower's proposed plan to cure such noncompliance. Such independent consultant will provide a copy of its report to Borrower and to Lender. Borrower further agrees that its compliance with this covenant and/or the independent consultant's recommendation will not limit any of Lender's rights and remedies upon Borrower's default or excuse Borrower from any default whether by reason of its failure to maintain the above-specified Debt Service Coverage or occupancy level, or the receipt of a notice of noncompliance or for any other reason.

         Section 8.6      PERMITS AND LICENSES; OPERATION; MAINTENANCE;
INSPECTION.   Borrower shall promptly complete the application process for the transfer, renewal, recertification, and/or reissuance of all currently existing licenses, permits, approvals and agreements necessary to own, lease, operate and carry on its business in the Projects and shall furnish to Lender true and correct copies of such licenses, permits, approvals and agreements on or before July 1, 1996. Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Projects as nursing homes and personal care facilities, including the requirements of State Agencies, and any applicable requirements under the Medicare (or other reimbursement) program. Borrower shall maintain the Projects in good condition (ordinary wear and tear excepted) and promptly repair any damage or casualty. Borrower shall permit Lender and its agents, representatives and employees, upon reasonable prior notice to Borrower, to inspect the Projects and conduct such environmental and engineering studies as Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Projects.

         Section 8.7 TAXES ON SECURITY. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (1) deducting the Loan from the value of a Project for the purpose of taxation, (2) affecting any Lien on a Project, or
(3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

         Section 8.8 RESERVES, DEPOSITS, ESCROWS. Borrower shall at all times maintain all reserves, deposits and/or escrows required by Lender or State Agencies applicable from time to time to Borrower by virtue of the nature of Borrower's business.

         Section 8.9 LEGAL EXISTENCE; NAME, ETC. Borrower and each general partner in Borrower, if any, shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Projects. Neither Borrower nor any general partner of Borrower, if any, shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, and ARCLP-Charlotte, LLC shall not acquire all or substantially all of the assets of the business of any Person, except that Borrower may engage in a merger or consolidation on the conclusion of which (a) American Retirement Communities, L.P. directly or indirectly owns one hundred percent (100%) of the voting stock in every corporate general partner of the surviving entity's constituent general partner and members, as applicable, and (b) American Retirement Communities, L.P. (or substantially the present effective ownership of American Retirement Communities, L.P.) directly or indirectly maintains sole control over the surviving entity (including the sole discretion regarding the sale, exchange, refinancing or disposition of the Projects and the selection of any manager therefor) and any controlling limited partner or member of the surviving entity, each as determined by Lender taking into account the requested transfer. Borrower and each general partner in Borrower, if any, shall conduct business only in its own name and shall not change its name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless Borrower (c) shall have obtained the prior written consent of Lender to such change, and (d) shall have taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Borrower (and each general partner in Borrower, if any) shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity.

         Section 8.10 AFFILIATE TRANSACTIONS. Without the prior written consent of Lender, except for management agreements complying with the provisions hereof, Borrower shall not engage in any transaction affecting a Project with an Affiliate of Borrower.

         Section 8.11 LIMITATION ON OTHER DEBT. Borrower (and each general partner in Borrower, if any) shall not, without the prior written consent of Lender, incur any Debt other than (a) Debt incurred by American Retirement Communities, L.P. in compliance with all financial covenants of this Agreement or the Fort Austin Loan Agreement, (b) the Loan, and (c) customary trade payables which are payable, and shall be paid, within sixty (60) days of when incurred (or such longer period as may be allowed by trade creditors) and equipment or automobile lease obligations of not more than $40,000 for any single lease obligation and of not more than $120,000 for all such lease obligations in the aggregate.

         Section 8.12 LIMITATION ON AFFILIATE DEBT. Neither Borrower nor any other Affiliate shall lend or borrow funds from any other Affiliate unless such parties have acknowledged that all such debt is unsecured and subordinate to the Loan on the terms of the Subordination Agreement (which acknowledgment shall be in the form of the Joinder Page attached to the Subordination Agreement).

         Section 8.13 FURTHER ASSURANCES. Borrower shall promptly (1) cure any defects in the execution and delivery of the Loan Documents, and (2) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

         Section 8.14 ESTOPPEL CERTIFICATES. Borrower, within ten (10) days after Lender's reasonable request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.

         Section 8.15 NOTICE OF CERTAIN EVENTS. Borrower shall promptly notify Lender of (1) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (2) any notice of default received by Borrower under other obligations relating to a Project or otherwise material to Borrower's business; and (3) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any governmental authority, affecting Borrower or a Project.

         Section 8.16 INDEMNIFICATION. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses (other than losses resulting solely from nonpayment of the Loan), liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Lender's counsel incurred by Lender, in connection with
(1) any inspection, review or testing of or with respect to the Projects, (2) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any Loan Document or to either Project, (3) any proceeding instituted by any Person claiming a Lien,
(4) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the Loan, either Project, or any of the transactions contemplated in the Loan Documents, except commissions and fees arising solely from Lender's actions, (5) the breach of any of the representations, warranties or covenants contained in any Loan Document, and

(6) any professional malpractice or negligence relating to the operation of the Projects, INCLUDING THOSE ARISING FROM THE JOINT, CONCURRENT, OR COMPARATIVE NEGLIGENCE OF LENDER, EXCEPT TO THE EXTENT ANY OF THE FOREGOING IS CAUSED BY LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         Section 8.17 ERISA. Borrower shall comply with the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time ("ERISA"), in all material respects. Without limiting the generality of the foregoing, Borrower shall cause all or any defined benefit pension plan, including both single employer and multi-employer plans, subject to Title IV of ERISA (a "PLAN"), to be funded in accordance with the minimum funding standards of ERISA, if applicable, and shall make in a timely manner all contributions due to any Plan.

         Section 8.18 CASH OPERATING RESERVE FUND. During the term of the Loan, Borrower shall maintain a cash operating reserve fund (the "OPERATING RESERVE") in an amount representing 21 days' of estimated, routine Operating Expenses. If funds from the Operating Reserve are withdrawn and used by Borrower to pay ordinary Operating Expenses, Borrower shall replenish the Operating Reserve within sixty (60) days of such withdrawal, by depositing an amount sufficient to restore the Operating Reserve to its full amount. Borrower grants to Lender a security interest in the Operating Reserve. While an Event of Default exists, Lender shall be entitled, without notice to Borrower, to withdraw funds from the Operating Reserve to satisfy Borrower's obligations under the Loan Documents.

         Section 8.19 SECURITY DEPOSITS. Borrower shall maintain a separate account for each of the Projects ("SECURITY DEPOSIT ACCOUNTS") into which it will deposit all security deposits and other deposits received by Borrower under the Residency Agreements for such Projects. Borrower shall make all disbursements from the appropriate Security Deposit Account in accordance with the terms of the Residency Agreements, the Loan Documents and all applicable state and local statutes, ordinances and regulations, if any, and Borrower shall continue to comply with Lender's requirements, the terms of the Residency Agreements, and all applicable state and local statutes, ordinances and regulations regarding maintenance of such Security Deposit Accounts. To the maximum extent allowed by applicable law, Borrower grants to Lender a security interest in the Security Deposit Accounts and all funds therein to Lender as security for the Loan. To the extent allowed by law while any Event of Default exists, Lender may withdraw funds from the Security Deposit Accounts and apply such funds to satisfy Borrower's obligations under the Loan Documents.

         Section 8.20 NET WORTH. American Retirement Communities, L.P. shall at all times maintain a Net Worth of at least $10,000,000 and ARCLP-Charlotte, LLC shall at all times maintain a Net Worth of at least $1.00.

         Section 8.21 OPERATION. The Projects shall be operated as continuing care retirement communities comprised of independent living units, assisted living units, and, if applicable, skilled nursing beds. The Projects shall be operated using prudent business judgment and in such a manner so as to maximize the number of Residency Agreements and other occupancy agreements in effect and to maintain a favorable reputation for the Projects. Borrower shall fully and faithfully perform, in all material respects, all of its covenants, agreements and obligations under the Residency Agreements and under any management agreement (and under any replacement instruments to the foregoing which are permitted pursuant to the terms of this Agreement.)

         Section 8.22 SERVICES. Borrower shall maintain and continue to provide throughout the term of the Loan materially the same services to residents as are currently being provided at the Projects by Borrower or otherwise on the date hereof. Borrower shall not materially change such services or change the Facility Capacity without the prior written consent and approval of Lender.

         Section 8.23 NON-COMPETITION. Borrower shall not acquire, construct, operate or manage any congregate care facility, assisted living facility, skilled or intermediate nursing facility, adult day care facility, home health care agency, or any business comprised of any combination of the aforementioned, to the extent revenues derived therefrom are not included in Projects' Operating Revenues, within a 5-mile radius of either Project at any time while any portion of the Loan is outstanding.

         Section 8.24 KEY PERSONS. Borrower shall promptly notify Lender if persons or entities key to Borrower's operations, as designated by Lender from time to time, are terminated or cease providing services to Borrower.

         Section 8.25 IMMEDIATE REPAIRS; EXPANSION WORK. Borrower shall complete all of the Immediate Repairs to the satisfaction of Lender and Lender's inspecting architect/engineer and shall pay all costs and expenses therefor prior to December 1, 1996. Borrower shall complete all Expansion Work to the satisfaction of Lender and Lender's inspecting architect/engineer and shall pay all expenses therefor prior to December 31, 1996.

         Section 8.26 FORT AUSTIN LOAN. Borrower acknowledges that the initial investment of Borrower's Equity is derived from advances on the Fort Austin Loan and covenants and agrees that any return of any of Borrower's Equity hereunder which is derived from the Fort Austin Loan (not including any Borrower's Return or Net Cash Flow entitled to be retained by Borrower) shall be applied without prepayment premium (other than Yield Maintenance or Make Whole Breakage) in reduction of the principal balance of the Fort Austin Loan.

         Section 8.27 RIGHT OF FIRST OFFER FOR CREDIT FACILITY. If Borrower or any Affiliate desires to form a real estate investment trust which will include either of the Projects (the "REIT"), General Electric Capital Corporation shall have a right of first offer with respect to any acquisition and/or revolving credit facility to be established by the REIT ("CREDIT FACILITY"). Under such right of first offer, General Electric Capital Corporation may offer terms for a Credit Facility to the REIT either on its own initiative or on request by the REIT within thirty (30) days of the REIT's request. The REIT may accept or decline such terms, provided that if the Credit Facility terms offered by General Electric Capital Corporation are declined by the REIT, the REIT shall not accept any other Credit Facility on terms that are materially less favorable than those offered by General Electric Capital Corporation without first requesting such Credit Facility terms from General Electric Capital Corporation.

         Section 8.28 ASSIGNMENT OF CONSTRUCTION CONTRACTS. As additional security for the payment of amounts owing by Borrower under or with respect to the Loan, Borrower hereby transfers and assigns to Lender, and grants to Lender a security interest in, all of Borrower's rights, title and interests, but not its obligations, in, under and to the Construction Contracts upon the following terms and conditions:

                 (1) Borrower represents and warrants that, to Borrower's knowledge, each copy of any Construction Contract furnished to Lender is a true and complete copy thereof and that Borrower's interest therein is not subject to any claim, setoff or encumbrance.

                 (2) Neither this assignment nor any action by Lender constitutes an assumption by Lender of any obligations under the Construction Contracts. Borrower shall continue to be liable for all obligations of Borrower thereunder and shall perform all of its obligations under the Construction Contracts.

Borrower shall indemnify, defend, and hold Lender harmless against and from any loss, liability or expense (including, without limitation, reasonable attorneys' fees) incurred by Lender and resulting from any failure of Borrower to so perform.

                 (3) If an Event of Default exists, Lender may at any time (but shall have no obligation) take, in its name or in the name of Borrower, such action as Lender may at any time determine to be necessary or advisable to cure any default under the Construction Contracts or to protect the rights of Borrower or Lender thereunder. Lender shall incur no liability if any action so taken by it or in its behalf shall be inadequate or invalid, and Borrower shall hold Lender free and harmless from any loss, liability or expense (including, without limitation, reasonable attorneys' fees) incurred in connection with any such action, EVEN IF IT ARISES FROM THE NEGLIGENCE OF LENDER, BUT NOT IF THE LOSS, LIABILITY, OR EXPENSE ARISES FROM THE GROSS NEGLIGENCE OF LENDER OR LENDER'S WILLFUL MISCONDUCT.

                 (4) Borrower irrevocably constitutes and appoints Lender as Borrower's attorney-in-fact, in Borrower's name or in Lender's name, to enforce all rights of Borrower under the Construction Contracts while any Event of Default or Potential Default exists; however, Lender is not obligated to enforce such rights.

                 (5) If no Event of Default exists, Borrower may exercise its rights as owner under the Construction Contracts; however, Borrower shall not cancel or amend the Construction Contracts or do, or suffer to be done, any act which would impair the security constituted by this assignment without the prior written consent of Lender.

                 (6) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Projects (or either Project) or any grantee under a deed in lieu of foreclosure, any receiver in possession of the Projects (or either Project) and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Agreement.

         Section 8.29 ASSIGNMENT OF PLANS. As additional security for the payment of amounts owing by Borrower under or with respect to the Loan, Borrower hereby transfers and assigns to Lender, and grants to Lender a security interest in, all of Borrower's rights, title and interest in and to the Plans, and hereby represents and warrants to and agrees with Lender as follows:

                 (1) To Borrower's knowledge, the original counterparts of the Plans furnished to Lender are true and complete.

                 (2) To Borrower's knowledge, the schedule of the Plans delivered to Lender is a complete and accurate description of the Plans.

                 (3) To Borrower's knowledge, the Plans are complete and adequate for the Expansion Work, and there have been no modifications thereof except as described in such schedule. The Plans shall not be modified without the prior written consent of Lender.

                 (4) Lender may use the Plans for any purpose relating to the Expansion Work, including, but not limited to, inspections of construction and the completion of the Expansion Work.

                 (5) Lender's acceptance of this assignment shall not constitute approval of the Plans by Lender. Lender has no liability or obligation whatsoever in connection with the Plans and no responsibility for the adequacy thereof or for the construction of the Improvements contemplated by the Plans.

                 (6) This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Projects (or either Project) or any grantee under a deed in lieu of foreclosure, any receiver in possession of the Projects (or either Project) and any corporation formed by or on behalf of Lender which assumes Lender's rights and obligations under this Agreement.


                                   ARTICLE 9

                               EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default under the
Loan:

         Section 9.1 PAYMENTS. Borrower's failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days after the date when due, or Borrower's failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise.

         Section 9.2 INSURANCE. Borrower's failure to maintain insurance as required under Section 3.1 of this Agreement.

         Section 9.3 SALE, ENCUMBRANCE, ETC. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of a Project (other than disposition of obsolete items of equipment or replacement of worn items of equipment with new items in the ordinary course of business), or any interest therein, or of any interest in Borrower, in violation of Section 8.1 of this Agreement.

         Section 9.4 COVENANTS. Borrower's failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents (other than payments under Section 9.1, insurance requirements under Section 9.2, and transfers and encumbrances under Section 9.3), and the continuance of such failure for ten (10) days after notice by Lender to Borrower; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional thirty (30) days to cure such failure if (1) such failure does not involve the failure to make payments on a monetary obligation;
(2) such failure cannot reasonably be cured within ten (10) days; (3) Borrower is diligently undertaking to cure such default, and (4) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of collateral as a result of such continuing failure. The notice and cure provisions of this Section 9.4 do not apply to the Events of Default described in Section 9.5, Section 9.6, Section 9.7, Section 9.8,
Section 9.9 and Section 9.10.

         Section 9.5 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

         Section 9.6 OTHER ENCUMBRANCES. Any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on a Project or any part thereof.

         Section 9.7 INVOLUNTARY BANKRUPTCY OR OTHER PROCEEDING. Commencement of an involuntary case or other proceeding against Borrower, any Borrower Party or any other Person having an ownership or security interest in a Project (excluding limited partners in Borrower or any Borrower Party) (each, a

"BANKRUPTCY PARTY") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

         Section 9.8 VOLUNTARY PETITIONS, ETC. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

         Section 9.9 OTHER LOANS. The existence of any Event of Default under the Fort Austin Loan or any other loan by Lender to either Borrower or any Affiliate thereof, which by its terms is intended to be secured by a Project.

         Section 9.10 LIMITING MORTGAGE AMOUNTS. Any filing for record of a notice pursuant to Florida Statutes Section 697.04 (or any successor replacement Section) limiting the maximum amount that may be secured by the Mortgages.


                                   ARTICLE 10

                                    REMEDIES

         Section 10.1 REMEDIES - INSOLVENCY EVENTS. Upon the occurrence of any Event of Default described in Section 9.7 or 9.8, the obligations of Lender to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under Section 9.7 or 9.8 is other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender's election, in Lender's sole discretion.

         Section 10.2     REMEDIES - OTHER EVENTS.  Except as set forth in
Section 10.1 above, while any Event of Default exists, Lender may (1) by written notice to Borrower, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of Lender to advance amounts hereunder, and (3) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

         Section 10.3 LENDER'S RIGHT TO PERFORM THE OBLIGATIONS. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Projects for such purpose and to take all such action thereon and with respect to the Projects as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to a Project, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, if any Hazardous Materials affect or threaten to affect a Project, Lender may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs, or disbursements of any kind or nature whatsoever, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 10.3, INCLUDING THOSE ARISING FROM THE JOINT, CONCURRENT, OR COMPARATIVE NEGLIGENCE OF LENDER, EXCEPT AS A RESULT OF LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. All sums paid by Lender pursuant to this Section 10.3, and all other sums expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

         Section 10.4 JOINT AND SEVERAL LIABILITY; CO-BORROWER RELATIONSHIP. The entities comprising Borrower acknowledge that (1) they are jointly and severally liable for every obligation of Borrower under the Loan Documents and (2) Lender shall have no responsibility or liability for the allocation or use of the Loan between the parties constituting Borrower. No disputes among the parties constituting Borrower related to the Loan or the use and operation of the Projects shall in any way affect the obligations of Borrower hereunder. Lender shall be entitled to accept from either party constituting Borrower any notices or other communications under the Loan Documents as if such communication were received from both parties comprising Borrower.


                                   ARTICLE 11

                                 MISCELLANEOUS

         Section 11.1 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

                 If to Borrower:      ARCLP - Charlotte, LLC
                                      American Retirement Communities, L.P.
                                      c/o American Retirement Communities, L.P.

                                      111 Westwood Place, Suite 402
                                      Brentwood, Tennessee 37027
                                      Attention: H. Todd Kaestner,
                                                 Executive Vice President
                                      Telecopy:  (615) 221-2269

                 with a copy to:      Bass, Berry & Sims
                                      First American Center
                                      Nashville, Tennessee 32238
                                      Attention: T. Andrew Smith
                                      Telecopy:  (615) 742-6298

                 If to Lender:        General Electric Capital Corporation
                                      13355 Noel Road, Suite 2000
                                      One Galleria Tower, LB54
                                      Dallas, Texas 75240
                                      Attention: Region Manager,
                                                 Portfolio Management Operations
                                      Telecopy:  (214) 960-1365

                 with a copy to:      Vinson & Elkins L.L.P.
                                      2001 Ross Avenue, Suite 3700
                                      Dallas, Texas 75201-2875
                                      Attention: Michael R. Boulden
                                      Telecopy:  (214) 220-7716

Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgages), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

         Section 11.2 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

         Section 11.3 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Notes by the holder thereof (or, if the Notes have been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes have been paid in full, refunded to Borrower). The terms and provisions of this Section
11.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

         Section 11.4 INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

         Section 11.5 REIMBURSEMENT OF EXPENSES. Borrower shall pay all expenses incurred by Lender in connection with the Loan, including fees and expenses of Lender's attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents. Borrower shall pay all expenses of Lender in connection with the administration of the Loan, including audit costs, inspection fees, settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto. Borrower shall, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to collect the Notes, or to enforce the rights of Lender under this Agreement or any other Loan Document, or to defend or assert the rights and claims of Lender under the Loan Documents or with respect to the Projects (by litigation or other proceedings), which amounts will include all court costs, attorneys' fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Lender in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Lender, all of which shall constitute part of the Loan and shall be secured by the Loan Documents.

         Section 11.6 APPROVALS; THIRD PARTIES; CONDITIONS. All approval rights retained or exercised by Lender with respect to leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion. Notwithstanding the foregoing, if the Senior Noteholder and the Junior Noteholder are different Persons and shall not be in agreement on the exercise of approval rights, or on enforcement of this Agreement (exclusive of enforcement of any Mortgage or Assignment of Rents and Leases which is solely in favor of Senior Noteholder or Junior Noteholder), or on satisfaction of conditions to advances, the determination of Senior Noteholder shall control.

         Section 11.7 LENDER NOT IN CONTROL; NO PARTNERSHIP. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Projects in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to the Projects or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan
Documents: (1) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (2) Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in the Projects in Lender, or any sharing of liabilities, losses, costs or expenses.

         Section 11.8 TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement.

         Section 11.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and the successors and assigns of Lender, including any assignee or transferee of the Senior Note or the Junior Note, individually, and the successors and assigns of Borrower, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder, except in accordance with Section 8.1.

         Section 11.10 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan. Borrower agrees to cooperate with Lender and to execute such documents as Lender reasonably may request to effect any divisions of the Loan required by Lender.

         Section 11.11 WAIVERS. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof.

         Section 11.12 CUMULATIVE RIGHTS. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 11.13 SINGULAR AND PLURAL. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

         Section 11.14 PHRASES. When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to," the phrase "satisfactory to Lender" shall mean "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" shall mean such consent or approval at Lender's discretion, and the phrase "acceptable to Lender" shall mean "acceptable to Lender at Lender's sole discretion."

         Section 11.15 EXHIBITS AND SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

         Section 11.16 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 11.17 PROMOTIONAL MATERIAL. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, and describing the Loan, in a manner consistent with descriptions of other financings, and Lender's participation in the Loan. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Lender in advance of issuance.

         Section 11.18 SURVIVAL. All of the representations, warranties, covenants, and indemnities hereunder (including environmental matters under Article 4), and under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Projects to any party, whether or not an Affiliate of Borrower.

         Section 11.19 WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Borrower and Lender hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, statement (whether verbal or written) or action of either party or any exercise by any party of their respective rights under the Loan Documents or in any way relating to the Loan or the Projects (including, without limitation, any action to rescind or cancel this Agreement, and any claim or defense asserting that this Agreement was fraudulently induced or is otherwise void or voidable).
This waiver is a material inducement for Lender to enter this Agreement.

         Section 11.20 WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES. Neither Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.

         Section 11.21 GOVERNING LAW. The Loan Documents are being executed and delivered, and are intended to be performed, in the State and the laws of the State and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

         Section 11.22 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         Section 11.23 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.


                                   ARTICLE 12

                            LIMITATIONS ON LIABILITY

         Section 12.1 LIMITATION ON LIABILITY. Except as provided below, Borrower shall not be personally liable for amounts due under the Loan Documents. Borrower shall be personally liable to Lender for any deficiency, loss or damage suffered by Lender because of: (1) Borrower's commission of a criminal act, (2) the failure to comply with provisions of the Loan Documents prohibiting the sale, transfer or encumbrance of the Projects, any other collateral, or any direct or indirect ownership interest in Borrower; (3) the misapplication by Borrower or any Borrower Party of any funds derived from the Projects, including security deposits, insurance proceeds and condemnation awards; (4) the fraud or misrepresentation by Borrower or any Borrower Party made in or in connection with the Loan Documents or the Loan; (5) Borrower's collection of rents more than one month in advance or entering into or modifying Residency Agreements, or receipt of monies by Borrower or any Borrower Party in connection with the modification of any Residency Agreements, in violation of this Agreement or any of the other Loan Documents; (6) Borrower's failure to apply proceeds of rents or any other payments in respect of the Residency Agreements and other income of the Projects or any other collateral to the costs of maintenance and operation of the Projects and to the payment of taxes, lien claims, insurance premiums, Debt Service and other amounts due under the Loan Documents; (7) Borrower's interference with Lender's exercise of rights under the Assignments of Rents and Leases; (8) Borrower's failure to timely renew any letter of credit issued in connection with the Loan; (9) Borrower's failure to maintain insurance as required by this Agreement or to pay any taxes or assessments affecting a Project; (10) damage or destruction to a Project directly caused by the acts or omissions of Borrower, its agents, employees, or contractors; (11) Borrower's obligations with respect to environmental matters under Article 4; (12) Borrower's failure to pay for any loss, liability or expense (including attorneys' fees) incurred by Lender arising out of any claim or allegation made by Borrower, its successors or assigns, or any creditor of Borrower, that this Agreement or the transactions contemplated by the Loan Documents establish a joint venture, partnership or other similar arrangement between Borrower and Lender; (13) any failure on the part of Borrower to comply with any local, state or federal laws or regulations governing the operation of the Projects as nursing homes and personal care facilities, including the requirements of State Agencies, and any requirements under Medicare or other reimbursement program; (14) any liability for professional malpractice or negligence relating to the operation of the Projects; (15) the failure of Borrower to maintain separate accounts for security deposits as required in Section 8.19; (16) any brokerage commission or finder's fees claimed in connection with the transactions contemplated by the Loan Documents other than commissions or fees incurred solely as a result of Lender's actions; or (17) any violation of the Subordination Agreement. None of the foregoing limitations on the personal liability of Borrower shall modify, diminish or discharge the personal liability of (i) any Guarantor or (ii) any Joinder Party. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount due to Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.

         Section 12.2 LIMITATION ON LIABILITY OF LENDER'S OFFICERS, EMPLOYEES, ETC. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

         EXECUTED as of the date first written above.


LENDER:                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                        a New York corporation


                                        By: /s/ Kevin A. Moyer
                                           ------------------------------------
                                              Kevin A. Moyer
                                              Attorney-In-Fact


BORROWER:                               ARCLP - CHARLOTTE, LLC,
                                        a Tennessee limited liability company



                                        By: /s/ H. Todd Kaestner
                                           ------------------------------------
                                              H. Todd Kaestner
                                              Executive Vice President -
                                              Corporate Development

                                        AMERICAN RETIREMENT COMMUNITIES, L.P.,
                                        a Tennessee limited partnership

                                        By:   American Retirement Communities,
                                              LLC, a Tennessee limited
                                              liability company, its sole
                                              general partner


                                              By: /s/ H. Todd Kaestner
                                                 ------------------------------
                                                    H. Todd Kaestner
                                                    Executive Vice President -
                                                    Corporate Development

                                    JOINDER


         By executing this Joinder (the "JOINDER"), the undersigned ("JOINDER PARTIES") jointly and severally guaranty the performance by Borrower of Borrower's obligations with respect to environmental matters under Article 4 of this Agreement, Borrower's indemnification obligations under Section 8.16 of this Agreement, and all obligations and liabilities for which Borrower is personally liable under Section 12.1 of this Agreement. This Joinder is a guaranty of full and complete payment and performance and not of collectability.

         1. WAIVERS. To the fullest extent permitted by applicable law, each Joinder Party waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers and agrees that its obligations under this Joinder shall be primary, absolute and unconditional, and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including:

                 (a) the unenforceability of any Loan Document against Borrower and/or any Guarantor or other Joinder Party;

                 (b) any release or other action or inaction taken by Lender with respect to the collateral, the Loan, Borrower, any Guarantor and/or other Joinder Party, whether or not the same may impair or destroy any subrogation rights of any Joinder Party, or constitute a legal or equitable discharge of any surety or indemnitor;

                 (c) the existence of any collateral or other security for the Loan, and any requirement that Lender pursue any of such collateral or other security, or pursue any remedies it may have against Borrower, any Guarantor and/or any other Joinder Party;

                 (d) any requirement that Lender provide notice to or obtain a Joinder Party's consent to any modification, increase, extension or other amendment of the Loan, including the guaranteed obligations;

                 (e) any right of subrogation (until payment in full of the Loan, including the guaranteed obligations, and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims);

                 (f)      any defense based on any statute of limitations;

                 (g) any payment by Borrower to Lender if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Lender is otherwise required to refund such payment to Borrower or any other party; and

                 (h) any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrower or any of its assets.

         2. AGREEMENTS. Each Joinder Party further represents, warrants and agrees that:

                 (a) The obligations under this Joinder are enforceable against each such party and are not subject to any defenses, offsets or counterclaims;

                 (b) The provisions of this Joinder are for the benefit of Lender and its successors and assigns;

                 (c) Lender shall have the right to (i) renew, modify, extend or accelerate the Loan, (ii) pursue some or all of its remedies against Borrower, any Guarantor or any Joinder Party, (iii) add, release or substitute any collateral for the Loan or party obligated thereunder, and (iv) release Borrower, any Guarantor or any Joinder Party from liability, all without notice to or consent of any Joinder Party (or other Joinder Party) and without affecting the obligations of any Joinder Party (or other Joinder Party) hereunder;

                 (d) Each Joinder Party covenants and agrees to furnish to Lender, within one hundred twenty (120) days after the end of each fiscal year of such Joinder Party, a current (as of the end of such fiscal year) balance sheet of such Joinder Party, in scope and detail satisfactory to Lender, certified by the chief financial representative of such Joinder Party and, if required by Lender, prepared on an accounting review basis and certified by an independent public accountant satisfactory to Lender; and

                 (e) To the maximum extent permitted by law, each Joinder Party hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any litigation based hereon. This waiver is a material inducement to Lender to enter into this Agreement.

         This Joinder shall be governed by the laws of the State of Texas.

         Executed as of May 7, 1996.

JOINDER PARTIES:                        FORT AUSTIN LIMITED PARTNERSHIP,
                                        a Texas limited partnership

                                        By:  ARC Fort Austin Properties, Inc.,
                                             a Tennessee corporation, its sole
                                             general partner


                                             By: /s/ H. Todd Kaestner
                                                -------------------------------
                                                   H. Todd Kaestner
                                                   Vice President and
                                                   Assistant Secretary


                                        AMERICAN RETIREMENT COMMUNITIES, LLC,
                                        a Tennessee limited liability company


                                        By: /s/ H. Todd Kaestner
                                           ------------------------------------
                                              H. Todd Kaestner
                                              Executive Vice President-
                                              Corporate Development



                                        ARC FORT AUSTIN PROPERTIES, INC., a
                                        Tennessee corporation


                                        By: /s/ H. Todd Kaestner
                                           ------------------------------------
                                              H. Todd Kaestner
                                              Vice President and Assistant
                                              Secretary


                                        AMERICAN RETIREMENT CORPORATION,
                                        a Tennessee corporation



                                        By: /s/ H. Todd Kaestner
                                           ------------------------------------
                                              H. Todd Kaestner
                                              Executive Vice President-
                                              Corporate Development

                                   EXHIBIT A

                         LEGAL DESCRIPTION OF PROJECTS

                    Carriage Club Charlotte, North Carolina


All that lot or parcel of land lying and being in Charlotte, Mecklenburg County, North Carolina, and being more particularly described as follows:

BEGINNING at a point located in the centerline of Blueberry Lane, said point being the northeasterly corner of the R. Kent Goolsby property as recorded in Deed Book 4905, Page 570, of the Public Registry; thence with the centerline of Blueberry Lane in eight courses as follows: (1) N. 89-03-31 E. 116.60 feet to a point; (2) N. 83-24-00 E. 24.05 feet to a point; (3) N. 64-29-00 E. 34.10 feet to a point; (4) N. 51-14-00 E. 25.28 feet to a point; (5) N. 51-14-00 E.
28.77 feet to a point; (6) N. 43-57-00 E. 161.85 feet to a point; (7) N.
49-15-00 E. 42.15 feet to a point; (8) N. 47-05-00 E. 11.55 feet to a point;
thence with the alignment of the southwesterly right-of-way of Blueberry Lane in three courses as follows: (1) S. 42-20-00 E. 274.48 feet to a point; (2) S. 62-20-00 E. 73.58 feet to a point; (3) N. 88-13-50 E. 127.18 feet to a point;
thence N. 88-13-50 E. 313.84 feet to a point; thence N. 88-12-18 E. 225.02 feet to a point; thence N. 88-11-43 E. 109.65 feet to a point; thence N. 88-11-24
E. 138.67 feet to a point within the right-of-way of Old Providence Road near its intersection with Providence Road; thence a line within the right-of-way of Old Providence Road S. 19-18-33 W. 201.35 feet to a point in the centerline of Old Providence Road; thence with the centerline of Old Providence Road in three courses as follows: (1) S. 28-02-55 W. 564.41 feet to a point; (2) with the arc of a circular curve to the left with a radius of 736.37 feet an arc length of 276.70 feet to a point; (3) S. 6-31-09 W. 188.36 feet to a point; thence S. 84-57-46 W. 634.91 feet to a point; thence S. 84-45-40 W. 89.81 feet to a point; thence S. 84-44-38 W. 170.15 feet to a point; thence S. 84-52-13 W.
472.20 feet to a point; thence S. 84-49-48 W. 368.06 feet to a point in or near the centerline of Swan Run Branch; thence with or near the centerline of Swan Run Branch in fourteen courses as follows: (1) N. 22-04-41 E. 150.88 feet to a point; (2) N. 8-49-03 E. 74.60 feet to a point; (3) N. 15-29-29 E. 58.73 feet to a point; (4) N. 20-55-03 E. 79.69 feet to a point; (5) N. 12-53-54 W. 38.37 feet to a point; (6) N. 19-06-20 E. 23.68 feet to a point; (7) N. 53-51-21 E.
29.91 feet to a point; (8) N. 12-20-00 E. 66.66 feet to a point; (9) N.
17-02-08 E. 76.91 feet to a point; (10) N. 1-08-29 W. 69.61 feet to a point;
(11) N. 20-58-16 E. 64.33 feet to a point; (12) N. 5-58-51 E. 96.22 feet to a point; (13) N. 13-24-24 E. 100.64 feet to a point; (14) N. 18-21-03 E. 23.46 feet to a point; thence S. 83-43-59 E. 344.67 feet to a point; thence N. 7-26-20 E. 431.39 feet to the point or place of beginning containing 45.440 acres, more or less.

LESS AND EXCEPT, all of that property conveyed to The North Carolina Department of Transportation in that deed dated February 20, 1996, recorded in Book 8504, Page 250, Mecklenburg County Registry.


                      Carriage Club Jacksonville, Florida

Parcel "A"

A portion of Section 14, Township 3 South, Range 27 East, Duval County, Florida, being more particularly described as follows:

For a point of reference, commence at the Southeast corner of Section 14, and run North 00 degrees 37 minutes 00 seconds West, along the East line of said
Section 14, a distance of 675.00 feet; run thence North





                                 Exhibit A - 1

89 degrees 42 minutes 50 seconds West, a distance of 120.00 feet to the point of beginning, said point being on the Northerly boundary of a 150-foot power line easement, as described in Official Records Volume 3040, Page 963, Public Records of said County; run thence North 89 degrees 42 minutes 50 seconds West, along said Northerly line, a distance of 795.00 feet; thence departing from said Northerly line, North 0 degrees 02 minutes 10 seconds West, a distance of 1,190.00 feet; run thence North 89 degrees 57 minutes 50 seconds East, a distance of 794.99 feet to the Westerly line of that land described in Official Records Volume 5809, Page 1938; run thence along said Westerly line, South 0 degrees 02 minutes 10 seconds East, a distance of 1,194.47 feet to the point of beginning.

Parcel "B"

Together with a non-exclusive easement for ingress and egress as described in Amended and Restated Declaration of Easement recorded in Official Records Volume 6163 page 2383, of the current public records of Duval County, Florida, over and across the following described lands:

A portion of Section 13 and 14, Township 3 South, Range 27 East, Jacksonville, Duval County, Florida, being more particularly described as follows:

For point of beginning, commence at the Northeast corner of that property described in Official Records Volume 5141, Page 126, Public Records of said County, said point lying on the Westerly right of way line of Southside Boulevard, State Road No. 115, U.S. Alternate No. 1 (a 200-foot right of way as now established) at a point 100 feet Northerly of the intersection of said right of way line with the line dividing Sections 13 and 24, Township and Range aforementioned, and run North 89 degrees 45 minutes 47 seconds West, along the Northerly boundary line of said Official Records Volume 5141, Page 126, a distance of 1,534.86 feet; run thence North 0 degrees 14 minutes 06 seconds East, a distance of 150.00 feet to the Northerly line of a 150-foot power line easement as recorded in Official Records Volume 3040, Page 983, of said County; run thence North 89 degrees 45 minutes 47 seconds West, a distance of 462.85 feet to a point lying on the Westerly line of said Section 13; run thence North 37 degrees 32 minutes 14 seconds West, a distance of 460.31 feet to a point of tangent intersection, with a curve, concave to the Northeast and having a radius of 100.00 feet; run thence Northerly, along said curve an arc distance of 66.01 feet through a central angle of 37 degrees 49 minutes 23 seconds, a chord bearing and distance of North 18 degrees 37 minutes 30 seconds West, a distance of 64.82 feet to a point of intersection with a non-tangent line, said point being on the Northerly line of a 150-foot power line easement, as recorded in Official Records Volume 3040, Page 963; run thence South 89 degrees 42 minutes 50 seconds East, along the Northerly line of said power line easement, a distance of 176.59 feet to the Southerly and most Westerly corner of that land described in Official Records Volume 5809, Page 1938, of said County; run thence South 37 degrees 45 minutes 02 seconds East, a distance of
245.40 feet to a point of tangent intersection with a curve, concave to the Northeast and having a radius of 342.30 feet; run thence along said curve, an arc distance of 310.74 feet, through a central angle of 52 degrees 00 minutes 45 seconds, a chord bearing and distance of South 63 degrees 45 minutes 24 seconds East, 300.18 feet to a point of tangency, run thence South 89 degrees 45 minutes 47 seconds East, a distance of 1,666.86 feet; run thence North 45 degrees 06 minutes 01 seconds East, a distance of 49.62 feet to the Westerly right of way line of said Southside Boulevard; run thence South 0 degrees 02 minutes 10 seconds East, along said Westerly line, a distance of 285.17 feet to the point of beginning, excepting therefrom that portion lying within the right of way of State Road No. 115 (Southside Boulevard) as now established and as described in instrument recorded in Official Records Volume 6333, page 2257, public records of said County.

Parcel "C"
                                 Exhibit A - 2

Together with a non-exclusive easement for ingress and egress as described in Easement recorded in Official Records Volume 6164, page 6 of the current public records of Duval County, Florida, over and across the following described lands:

A parcel of land, lying in Section 14, Township 3 South, Range 27 East, Duval County, Florida, being more particularly described as follows:

For point of reference, commence at the Southeast corner of Section 14, and run North 00 degrees 37 minutes 00 seconds West, along the East line of said
Section 14, a distance of 675.00 feet to the North line of a 150-foot power line easement, as described in Official Records Volume 3040, Page 963, of the current public records of said County; run thence North 89 degrees 42 minutes 50 seconds West, along said easement line, a distance of 296.58 feet to the point of beginning; thence continue North 89 degrees 42 minutes 50 seconds West, along said easement line, a distance of 149.01 feet to the intersection of a tangent curve, and having a radius of 250.00 feet, concave to the Southwest; run thence Southeasterly, along the arc of a curve, curving to the right through a central angle of 52 degrees 10 minutes 36 seconds, a distance of 227.66 feet, the chord bearing and distance being South 63 degrees 37 minutes 32 seconds East, 219.88 feet, to the point of tangency; run thence North 37 degrees 32 minutes 14 seconds West, a distance of 44.78 feet to the beginning of a tangent curve, with a radius of 100.00 feet, concave to the East; run thence Northerly, along the arc of said curve, curving to the right, through a central angle of 37 degrees 49 minutes 23 seconds, a distance of
66.01 feet, the chord bearing and distance being North 18 degrees 37 minutes 30 seconds West, 64.82 feet, to the point of beginning.

Parcel "D"

Together with the rights and easement, in common with others, for sign purposes as described in Sign and Landscaping Agreement recorded in Official Records Volume 5987, page 669 of the current public records of Duval County, Florida, as partially assigned by Partial Assignment recorded in Official Records Volume 5987 page 675, of the current public records of Duval County, Florida, upon, across, over and under the following described lands:

A portion of Section 13, Township 3 South, Range 27 East, Jacksonville, Duval County, Florida, being more particularly described as follows:

For point of beginning, commence at the Northeast corner of that property described in Official Records Volume 5141, Page 126, Public Records of said County, said point lying on the Westerly right of way line of Southside Boulevard, State Road No. 115, U.S. Alternate No. 1 (a 200-foot right of way, as now established) at a point 100 feet Northerly of the intersection of said right of way line with the line dividing Sections 13 and 24, Township and Range aforementioned.

From the point of beginning thus described, run N89 degrees 45'47"W., along the Northerly boundary line of the aforementioned property described in Official Records Volume 5141, Page 126, a distance of 1,995.48 feet to the Northwest corner of the aforementioned property described in Official Records Volume 5141, Page 126, said point lying on the line dividing Sections 13 and 14, Township and Range aforementioned; run thence N00 degrees 37'00"W., along said dividing line, a distance of 150.02 feet to a point; run thence N37 degrees 32'14"W. a distance of 460.30 feet to a point of curvature; run thence 328.99 feet along the arc of a curve, concave Southeasterly and having a radius of
100.00 feet; a chord distance of 199.45 feet to the point of tangency, the bearing of the aforementioned chord being N56 degrees 42'42"E.; run thence S29 degrees 02'11"E. a distance of 228.22 feet to a point of curvature; run thence
362.80 feet, along the arc of a curve, concave Northeasterly and having a radius of 342.303 feet, a chord distance of 346.06 feet to the point of tangency,





                                 Exhibit A - 3
the bearing of the aforementioned chord being S59 degrees 23'59"E; run thence S89 degrees 45'47"E. a distance of 1,666.86 feet to a point; run thence N45 degrees 06'01"E. a distance of 49.62 feet to a point; run thence S00 degrees 02'10"E., along the Westerly right of way line of said Southside Boulevard, a distance of 285.17 feet to the point of beginning. Said Parcel being subject to a 150-foot power line easement along the Southerly and Westerly sides, as recorded in Official Records Volume 3040, Page 963, of the Public Records of said County. LESS AND EXCEPT the following described land:

A portion of Section 14, Township 3 South, Range 27 East, Jacksonville, Duval County, Florida, being more particularly described as follows:

For point of reference, commence at the Northeast corner of that property described in Official Records Volume 5141, Page 126, Public Records of said County, said point lying on the Westerly right of way line of Southside Boulevard, State Road No. 115, U.S. Alternate No. 1 (a 200-foot right of way, as now established) at a point 100 feet Northerly of the intersection of said right of way line with the line dividing Sections 13 and 24, Township and Range aforementioned; run thence N89 degrees 45'47"W., along the Northerly boundary line of the aforementioned property described in Official Records Volume 5141, Page 126, a distance of 1,995.48 feet to the Northwest corner of the aforementioned property described in Official Records Volume 5141, Page 126, said point lying on the line dividing Sections 13 and 14, Township and Range aforementioned; run thence N00 degrees 37'00"W., along said dividing line, a distance of 574.99 feet to a point; run thence N89 degrees 42'50"W, a distance of 120.00 feet to a point for point of beginning; thence continue N89 degrees 42'50"W. a distance of 176.59 feet to a point on a curve; run thence 243.75 feet, along the arc of a curve, concave Southeasterly and having a radius of
100.00 feet, a chord distance of 187.74 feet to a point on a curve, the bearing of the aforementioned chord being N70 degrees 06'58"E.; run thence S00 degrees 02'10"E. a distance of 64.73 feet to the point of beginning, also expecting therefrom that portion lying within the right of way of State Road No. 115 (Southside Boulevard) as now established and a described in instrument recorded in Official Records Volume 6333, Page 2257, Public Records of said County.

Parcel "E"

Together with a non-exclusive easement for drainage purposes as described in Drainage and Storm Water Easement recorded in Official Records Volume 5987 page 677, of the current public records of Duval County, Florida, on, over, across, under and through the following described lands:

A portion of that certain parcel of land lying within the power line easement recorded in Official Records Volume 1192, page 261, and also described in Official Records Volume 3040, page 963, current public records of Duval County, Florida, which lies in the Westerly six hundred thirty feet (630') or the most easterly one thousand forty feet (1040') thereof.

Additional Parcel

A portion of Section 14, Township 3 South, Range 27 East, Duval County, Florida, being more particularly described as follows:

For a point of reference, commence at the Southeast corner of said Section 14; thence North 00 degrees 37 minutes 00 seconds West, along the East line of said
Section 14, a distance of 675.00 feet to the Northerly line of a 150 foot power line easement, as described in Official Records Volume 3040, page 963 of the current public records of Duval County; thence North 89 degrees 42 minutes 50 seconds West, along said Northerly line, a distance of 120.00 feet to a point; thence departing said Northerly line, North 00 degrees 02 minutes 10 seconds West, a distance of 1,194.47 feet to the point of beginning; thence South 89 degrees





                                 Exhibit A - 4

57 minutes 50 seconds West, a distance of 794.99 feet; thence North 00 degrees 02 minutes 10 seconds West, a distance of 730.24 feet; thence South 82 degrees 45 minutes 00 seconds East, a distance of 801.46 feet; thence South 00 degrees 02 minutes 10 seconds East, a distance of 628.60 feet to the point of beginning.





                                 Exhibit A - 5

                                   EXHIBIT B

                                     BUDGET



   ----------------------------------------------------------------------
   Acquisition                                               $ 46,862,146
   ----------------------------------------------------------------------
   Closing Costs and Fees                                       1,000,000
   ----------------------------------------------------------------------
   Completion of Expansion Work - Carriage Club of
   Jacksonville (to be allocated by agreement)
                                                                2,241,417
   ----------------------------------------------------------------------
   Completion of Expansion Work - Carriage Club of
   Charlotte (to be allocated by agreement)
                                                                1,646,437
                                                             ------------
   ----------------------------------------------------------------------
   TOTAL                                                     $ 51,750,000
   ----------------------------------------------------------------------

                                   EXHIBIT C

                               IMMEDIATE REPAIRS(1)


           Property                             Item                                        Cost
           --------                             ----                                        ----
 Carriage Club Charlotte            Remove and replace damaged                          $  2,930.00
                                    sections of asphalt paving

                                    Repair minor cracks in concrete                     $    527.00
                                    walkways

                                    Repair damaged downspouts and                       $    723.00
                                    gutters

                                           TOTAL                                        $  4,180.00


 Carriage Club Jacksonville         Seal coat asphalt                                   $ 21,462.00

                                    Restrip parking and drive areas                     $  1,844.00

                                    Repair/replace damaged aluminum                     $  7,500.00
                                    siding and stucco

                                    Pressure wash exterior siding,                      $ 21,000.00
                                    stucco and composite roof
                                    surfaces

                                    Paint exterior surfaces                             $ 14,000.00

                                    Repair or replace damaged                           $  2,500.00
                                    composition roof shingles

                                    Insulate exposed roof mounted                       $  8,750.00
                                    HVAC ductwork

                                    Replace fire detection and                          $ 75,000.00
                                    suppression system                                  ===========


                                           TOTAL                                        $152,056.00





--------------------------------------

        (1) As more fully described in the engineering reports.

                                   EXHIBIT D

                              MANAGEMENT STANDARDS


         1. If Borrower desires to enter into, modify, amend or terminate any management agreement, leasing agreement or any other agreement relating to management, leasing or operation of the Projects, Borrower shall submit such proposed modification or change to Lender in writing for Lender's prior approval, which approval shall be given or withheld in Lender's sole discretion. Lender shall respond to such requests for approval within a reasonable period of time.

         2. Upon Lender's request, Borrower shall, and shall cause its on-site administrator to (i) meet with Lender at least quarterly to discuss the financial and physical condition of the Projects and the management of the Projects, including personnel, resident satisfaction, marketing and other issues pertinent to the success of the Projects, and (ii) at Lender's request, provide Lender with reports relating to such information.

         3. Borrower's agreements with its management and leasing agents, if any, shall be written so that:

                 (a) If Lender acquires ownership of the Projects, Lender may, without cost or liability to Lender, within sixty (60) days' of Lender's notice, terminate the management and leasing agreement, and the on-site administrator and director of leasing.

                 (b) If, commencing three months following closing, there are fewer than eighty percent (80%) of the total number of units leased for each of three (3) consecutive months, the leasing and management agents for the Projects may be terminated.

                                  SCHEDULE 2.1

                               ADVANCE CONDITIONS


         Part A - Initial Advance
         Part B - General Conditions
         Part C - Improvements Advances

                     PART A. CONDITIONS TO INITIAL ADVANCE.

         The initial advance of the Loan shall be subject to Lender's receipt, review, approval and/or confirmation of the following, at Borrower's cost and expense, each in form and content satisfactory to Lender in its sole discretion:

         1. The Loan Documents, executed by Borrower and, as applicable, each Borrower Party.

         2.      The commitment fee of $435,816.32 in cash.

         3. ALTA (or equivalent) mortgagee policies of title insurance, in the aggregate maximum amount of the Loan, with reinsurance and endorsements as Lender may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Lender, and insuring that the Senior Mortgage is a first-priority Lien on the Projects and related collateral and that the Junior Mortgage is a second-priority Lien on the Projects and related collateral.

         4. All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower and each Borrower Party for the execution, delivery, and performance of the Loan Documents by Borrower and each Borrower Party.

         5. Legal opinions issued by counsel for Borrower and each Borrower Party, opining as to the due organization, valid existence and good standing of Borrower and each Borrower Party, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to, Borrower and each Borrower Party; that the Loan, as reflected in the Loan Documents, is not usurious; to the extent that Lender is not otherwise satisfied, that the Projects and their use is in full compliance with all legal requirements; that the Loan Documents do not create or constitute a partnership, a joint venture or a trust or fiduciary relationship between Borrower and Lender; and as to such other matters as Lender and Lender's counsel reasonably may specify.

         6. Current Uniform Commercial Code searches for Borrower and the immediately preceding owner of the Projects.

         7. Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of Lender.

         8. A current "as-built" survey of each Project, dated or updated to a date not earlier than thirty (30) days prior to the date hereof, certified to Lender and such title insurer, prepared by a licensed surveyor acceptable to Lender and the issuer of the title insurance, and conforming to Lender's current standard survey requirements.





                                Schedule 2.1 - 1

         9. A current engineering report or architect's certificate with respect to each Project, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards. As requested by Lender, such report shall also include an assessment of the Project's tolerance for earthquake and seismic activity.

         10.     A current Site Assessment for each Project.

         11. A current rent roll of each Project, and copies of all Residency Agreements, certified by Borrower or the current owner of such Project. Such rent roll shall include the following information: (a) resident names; (b) unit/suite numbers; (c) area of each demised premises and total area of the Project (stated in net rentable square feet); (d) rental rate (including escalations, if any); (e) cancellation/termination provisions; (f) term (if any); and (g) security deposit. In addition, a copy of each standard lease form, admission agreement, occupancy or other residency agreement form to be used by Borrower in leasing space in the Projects, or conducting a retirement home business in the Projects, in form satisfactory to and approved by Lender.

         12. Evidence satisfactory to Lender that Borrower is and has at all relevant times been in all respects in compliance with all requirements of the Social Security Act of 1965, the regulations promulgated thereunder, and, as applicable, all conditions of participation in the Medicare program thereunder, including, without limitation, those imposed by the State Agencies and the United States Department of Health and Human Services.

         13. Certified copies of (i) Medicare provider agreements, as applicable, issued under Title XVIII and Title XIX of the Social Security Act of 1965, with current provider numbers, (ii) as applicable, nursing home licenses (or "long-term-care licenses") issued by the State Agencies, (iii) a personal care facilities license issued by the State Agencies, and (iv) all licenses, permits and approvals required or convenient for the operation of the Projects as retirement communities under applicable laws and regulations, such certifications to state that such agreements, licenses, permits and approvals are in full force and effect.

         14. Borrower's deposit with Lender of the amount required by Lender to impound for taxes and assessments under Article 3 and to fund any other required escrows or reserves.

         15. Evidence that the Projects and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters. At Lender's request, Borrower shall furnish Lender with a zoning endorsement to Lender's title insurance policy, zoning letters from applicable municipal agencies, and utility letters from applicable service providers.

         16. No change shall have occurred in the financial condition of Borrower or any Borrower Party or in the Net Operating Income of either Project, which would have, in Lender's judgment, a material adverse effect on a Project or on Borrower's or any Borrower Party's ability to repay the Loan or otherwise perform its obligations under the Loan Documents.

         17. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against a Project; neither Project shall have suffered any significant damage by fire or





                                Schedule 2.1 - 2
other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender's judgment, a material adverse effect on Borrower, any Borrower Party or a Project.

         18. The annualized Net Operating Income of the Projects equals or exceeds $4,850,000 and the Debt Service Coverage equals or exceeds 1.10:1, each from Residency Agreements of not more than 95% occupancy of each Project, after application of a management fee of not less than 3% of Operating Revenues and reserves for replacements of not less than 1% of Operating Revenues.

         19. The acquisition cost of the Projects is at least equal to the sum of (a) $56,000,000, including all closing costs and related fees, and (b) the total cost of the Expansion Work incurred and paid as of the date hereof.

         20. Borrower's cash investment for the acquisition of the Projects is at least $14,750,000.

         21. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loan or the acquisition of the Projects have been paid, such evidence to be accompanied by any waivers or indemnifications deemed necessary by Lender.

         22. The Budget showing total costs relating to closing of the proposed transaction, all uses of the initial advance, and amounts allocated for future advances (if any).

         23. Payment of Lender's costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Lender's inspecting engineers, consultants, and outside counsel.

         24. Such other documents or items as Lender or its counsel reasonably may require.

         25. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

         26. No Potential Default or Event of Default shall have occurred or exist.

         27. Lender shall have audited costs of Expansion Work incurred and paid to date, as certified by the contractors and architects for the Expansion Work, and Lender's inspecting architect/engineer shall have certified that the total amounts incurred and paid for Expansion Work is for Expansion Work actually completed.

         28. Borrower shall have received an assignment of all Construction Contracts and Plans for the Expansion Work, copies of which Construction Contracts and Plans must be furnished to and approved by Lender, and Borrower shall have received written agreements from the contractors and design professionals for the Expansion Work, consenting to the assignment of such Construction Contracts and Plans to Borrower, and the further assignment of such Construction Contracts and Plans to Lender.





                                Schedule 2.1 - 3

                          PART B. GENERAL CONDITIONS

         Each advance of the Loan following the initial advance shall be subject to Lender's receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender in its sole discretion:

         1. There shall exist no Potential Default or Event of Default (currently and after giving effect to the requested advance).

         2. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

         3. Such advance shall be secured by the Loan Documents, subject only to those exceptions to title approved by Lender at the time of Loan closing, as evidenced by title insurance endorsements satisfactory to Lender.

         4. Borrower shall have paid Lender's costs and expenses in connection with such advance (including title charges, and costs and expenses of Lender's inspecting engineer and attorneys).

         5. No change shall have occurred in the financial condition of Borrower or any Borrower Party, or in the Net Operating Income of the Projects, or in the financial condition of any major or anchor tenant, which would have, in Lender's judgment, a material adverse effect on the Loan, the Projects, or Borrower's or any Borrower Party's ability to perform its obligations under the Loan Documents.

         6. No condemnation or adverse, as determined by Lender, zoning or usage change proceeding shall have occurred or shall have been threatened against a Project; neither Project shall have suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender's judgment, a material adverse effect on a Project or Borrower's or any Borrower Party's ability to perform its obligations under the Loan Documents.

         7. Lender shall have no obligation to make any additional advance for less than $10,000, except for the final additional advance, or to make advances more often than once in any one-month period, or to make any advance after the twelfth (12th) month of the Loan.

         8. At the option of Lender (i) each advance request shall be submitted to Lender at least ten (10) Business Days prior to the date of the requested advance; and (ii) all advances shall be made at the Dallas, Texas office of Lender or at such other place as Lender may designate unless Lender exercises its option to make an advance directly to the Person to whom payment is due.

         9. Borrower shall immediately deposit all proceeds of the Loan advanced by Lender in a separate and exclusive account to be used solely for the purposes specified in this Agreement and in Borrower's advance request and, upon Lender's request, shall promptly furnish Lender with evidence thereof.





                                Schedule 2.1 - 4

                         PART C. IMPROVEMENTS ADVANCES

         Additional advances shall be made to finance completion of Expansion Work on the following terms and conditions:

         1. Each request for such an advance shall specify the amount requested, shall be on forms satisfactory to Lender, and shall be accompanied by appropriate invoices, bills paid affidavits, lien waivers, title updates, endorsements to the title insurance, and other documents as may be required by Lender. Such advances may be made, at Lender's election, either: (a) in reimbursement for expenses paid by Borrower, or (b) for payment of expenses incurred and invoiced but not yet paid by Borrower. Lender, at its option and without further direction from Borrower, may disburse any improvements advance to the Person to whom payment is due or through an escrow satisfactory to Lender. Borrower hereby irrevocably directs and authorizes Lender to so advance the proceeds of the Loan. All sums so advanced shall constitute advances of the Loan and shall be secured by the Loan Documents. Any improvements advance for such purpose shall be part of the Loan and shall be secured by the Loan Documents. Lender may, at Borrower's expense, conduct an audit, inspection, or review of the Projects to confirm the amount of the requested improvements advance.

         2.      Borrower shall have submitted and Lender shall have approved
(a) the improvements to be constructed, (b) the plans and specifications for such improvements, which plans and specifications may not be changed without Lender's prior written consent, and (c) if requested by Lender, each contract or subcontract for an amount in excess of $5,000 for the performance of labor or the furnishing of materials for such improvements.

         3. Borrower shall have submitted and Lender shall have approved the time schedule for completing the capital improvements. After Lender's approval of a detailed budget, such budget may not be changed without Lender's prior written consent. If the estimated cost of such improvements exceeds the unadvanced portion of the amount allocated for such improvements in the approved budget, then Borrower shall provide such security as Lender may require to assure the lien-free completion of improvements before the scheduled completion date.

         4. All improvements constructed by Borrower prior to the date an improvements advance is requested shall be completed to the satisfaction of Lender and Lender's engineer and in accordance with the plans and budget for such improvements, as approved by Lender, and all legal requirements.

         5. Borrower shall not use any portion of any improvements advance for payment of any other cost except as specifically set forth in a request for advance approved by Lender in writing.

         6. Lender shall not under any circumstances be obligated to make any improvements advance after April 30, 1997.

         7. No funds will be advanced for materials stored at the Projects unless Borrower furnishes Lender satisfactory evidence that such materials are properly stored and secured at the Project.





                                Schedule 2.1 - 5

                                  SCHEDULE 2.2

                                  INDEX RATES


                 (1) "GECC COMPOSITE COMMERCIAL PAPER RATE" shall mean the Average Interest Expense on the actual principal amount of the GECC Composite Commercial Paper outstanding for Lender's full fiscal month preceding the interest billing month. "AVERAGE INTEREST EXPENSE" shall mean the percentage obtained by dividing the interest expense on GECC Composite Commercial Paper for such fiscal month by the average daily principal amount of GECC Composite Commercial Paper outstanding during such fiscal month, divided by the actual number of days in such fiscal month and multiplied by the actual number of days in the calendar year. The GECC Composite Commercial Paper Rate shall be determined by Lender and evidenced by a certificate issued by an authorized Lender employee. "GECC COMPOSITE COMMERCIAL PAPER" shall mean Lender's outstanding commercial paper for terms of nine (9) months or less from sources within the United States, but excluding the current portion of Lender's long term Debt and GECC Financial Corporation's borrowings and interest expense.

                 (2) "TREASURY RATE" shall mean 6.63%, which is the yield to maturity of the most recently issued seven year U.S. Treasury Security as quoted in The Wall Street Journal on the closing date. If the closing date is not a Business Day, then the quote shall be obtained on the Business Day immediately preceding the closing date. If The Wall Street Journal (a) quotes more than one such seven year U.S. Treasury Security, the highest of such quotes shall apply, or (b) ceases to publish such quotes, the seven year U.S. Treasury Security shall be determined from such substitute financial reporting service or source as Lender in its discretion shall determine.





                                Schedule 2.2 - 1

                                SCHEDULE 2.3(4)

                          DISCOUNTED YIELD MAINTENANCE

A.       YIELD MAINTENANCE AMOUNT

                 As used herein, "YIELD MAINTENANCE AMOUNT" means the sum of the Present Value (as defined below) on the date of prepayment of each Monthly Interest Shortfall (as defined below) for the remaining term of the Loan discounted at the monthly Replacement Treasury Yield (as defined below).

                 The Monthly Interest Shortfall is calculated for each monthly payment date as follows:

                 i) The positive difference, if any, of the Contract Rate less the Replacement Treasury Yield, plus the Break Contract Fee (as defined below) of 20 basis points;

                 ii)      Divided by 12;

                 iii) Multiplied by the outstanding principal balance of the Loan on the date of prepayment

                 The Present Value is then determined by discounting each Monthly Interest Shortfall at the Replacement Treasury Yield divided by 12.

                 FOR EXAMPLE: If a loan with a Contract Rate of 9% were prepaid with 24 months remaining in the term, at a time when the two year Replacement Treasury Yield was 5%, and the outstanding loan balance was $10,000,000.00 then:

         Contract Rate                                                     .0900

         Less the Replacement Treasury Yield                    -          .0500
                                                                ----------------

                                                                =          .0400

         Plus the Break Contract Fee                            +          .0020
                                                                ----------------

         Equals the rate difference                             =          .0420

         Divided by 12                                          /             12
                                                                ================

         Equals the monthly rate difference                     =          .0035

         Times the principal balance                            x    $10,000,000
                                                                ----------------

         Equals the Monthly Interest Shortfall                  =    $35,000.000

The Present Value of each Monthly Interest Shortfall ($35,000) discounted at the monthly Replacement Treasury Yield (5% divided by 12 or .4167%) equals $797,786.





                              Schedule 2.3(4) - 1

         The Break Contract Fee shall be 20 basis points at all times.

         As used herein the term "REPLACEMENT TREASURY YIELD" shall mean the rate of interest equal to the yield to maturity of the most recently issued U.S. Treasury Security as quoted in The Wall Street Journal on the prepayment date. If the remaining term is less than one year, the Replacement Treasury Yield will equal the yield for 1-Year Treasury's. If the remaining term is 1-Year, 2-Year, etc., then the Replacement Treasury Yield will equal the yield for the Treasury's with a maturity equaling the remaining term. If the remaining term is longer than one year but does not equal one of the maturities being quoted, then the Replacement Treasury Yield will equal the yield for Treasury's with a maturity closest to but not exceeding the remaining term. If The Wall Street Journal (i) quotes more than one such rate, the highest of such quotes shall apply, or (ii) ceases to publish such quotes, the U.S. Treasury security shall be determined from such financial reporting service or source as Lender shall determine.





                              Schedule 2.3(4) - 2

                               SCHEDULE 2.3(6)

                                PARTICIPATION


         1. DEFINITIONS. The following terms shall have the meanings assigned in this Schedule 2.3(6):

                 "ECONOMIC VALUE" means the fair market value of the Projects as determined by agreement between Borrower and Junior Noteholder, or failing agreement, by an appraisal as set forth below. Junior Noteholder and Borrower shall seek to determine the fair market value of the Projects for a period of fifteen (15) Business Days after notice by Junior Noteholder or Borrower requesting a determination of value. If Borrower and Junior Noteholder are unable to agree on the fair market value within said fifteen (15) Business Days, such value may be determined, at the request of Junior Noteholder or Borrower, by three independent appraisers who shall be members of the American Institute of Real Estate Appraisers or the National Association of Realtors, one appointed by Junior Noteholder, one appointed by Borrower (such appraisers to be appointed within ten (10) days after a request by either Junior Noteholder or Borrower), and a third appraiser who shall be selected by the appointed appraisers within ten
         (10) Business Days after the appointment of the second appraiser. If either Junior Noteholder or Borrower shall fail to timely appoint an appraiser, the appointed appraiser shall select the second appraiser within ten (10) days after such failure by Junior Noteholder or Borrower to appoint an appraiser. If the two appraisers so determined shall be unable to agree on the selection of a third appraiser, then either appraiser, on behalf of both, may request such appointment by the presiding judge of any United States District Court in the district where the Project is located. A Project's "Economic Value" shall be the average of the valuations of such Project as determined by such appraisers; however, if any appraiser's valuation deviates more than ten percent (10%) from the average of the other two appraisers' valuations, then Junior Noteholder and Borrower shall again seek to determine the fair market value of a the Project by mutual agreement for a period of fifteen (15) Business Days based on the existing appraisals, and if Junior Noteholder and Borrower are unable to agree on the fair market value of a Project within said fifteen (15) Business Days, then at the request of Junior Noteholder or Borrower, the Economic Value may be determined by three (3) new independent appraisers in accordance with the foregoing appraisal procedures. The averaged appraisal shall be submitted to Junior Noteholder and Borrower within thirty (30) days after any panel of three (3) appraisers is constituted. Junior Noteholder shall pay a percentage of the cost of each appraisal equal to the Participation Percentage, unless there exists an Event of Default or a Potential Default, in which event Borrower shall pay the entire cost of the appraisals. The appraisers shall be instructed to assume that such Project is well managed with no deferred maintenance and that actual rents and occupancy levels are not above market.

                 "NET ECONOMIC VALUE" means the sum of the Economic Value, and any reserves or impounds funded out of Operating Revenues, less the sum of the principal amount owing on the Loan (or any refinancing of the Loan), Borrower's Equity, and normal and customary costs which would be incurred in selling the Projects (with brokerage commissions not to exceed 3% of the sales price).

                 "NET REFINANCING PROCEEDS" means the sum of the proceeds of any refinancing of the Loan, and any reserves or impounds funded out of Operating Revenues, less the sum of the principal amount owing on the Loan, and normal and customary costs incurred in such refinancing.





                              Schedule 2.3(6) - 1

                 "NET SALE PROCEEDS" means the sum of the proceeds of any sale of a Project, and any reserves or impounds funded out of Operating Revenues plus the excess value, as determined by Junior Noteholder, of any management, services or other agreement retained by Borrower or any Affiliate of Borrower which requires payments in excess of normal market rates, less the sum of the principal amount owing on the Loan or any other financing on the Project which has been approved by Junior Noteholder and which is secured by Liens on the Project, Borrower's Equity, and normal and customary costs of selling the Project (with brokerage commissions not to exceed 3% of the sales price).

                 "PARTICIPATION PERCENTAGE" means thirty percent (30%) of Net Economic Value, Net Refinancing Proceeds, Net Sale Proceeds, or Net Cash Flow, as applicable.

                 "THIRD PARTY SALE" means a sale or other transaction (1) in which the consideration of a Project is all cash, does not include the transfer or conveyance to Borrower of any interest in real property, and does not involve the sale, transfer or other disposition by Borrower of any other property, (2) in which the purchaser is a third party which is not an Affiliate of Borrower or a party with whom Borrower has a material contractual relationship (excluding incidental management contracts), (3) in which neither Borrower nor any Affiliate is retaining or receiving any residual interest in such Project, any interest in the purchaser or any contract (excluding incidental management contracts) with the purchaser for management or other services (except as approved by Junior Noteholder), and (4) which is an arm's length bona fide sale. Third Party Sale shall include any transfer as a result of the exercise of the power of eminent domain, any transfer in avoidance of the power of eminent domain, or any casualty which results in the payment of any award, insurance proceeds or other amount in excess of the principal amount of the Loan; however, Junior Noteholder's participation interest hereunder shall continue and shall not be terminated with respect to (a) any portion of a Project which is not condemned or transferred in lieu of condemnation or (b) a Project in its condition following such casualty.

         2. PARTICIPATION PAYMENTS. As additional consideration for the commitment to make the Loan, Borrower shall pay to Junior Noteholder the following amounts:

                 (1) SALE. On any Third Party Sale, the Participation Percentage of Net Sale Proceeds;

                 (2) MATURITY; OTHER DISPOSITIONS. On the Maturity Date, or in the event of a sale or other disposition of a Project other than (a) a Third Party Sale (including ground leases, exchanges or refinancings in which Junior Noteholder does not elect to retain an interest in future Net Sale Proceeds or future Net Economic Value) or (b) a Sale, with Lender's consent as required in Section 8.1, to an Affiliate which assumes the Loan and the obligation to pay the Participation Percentage, the Participation Percentage of Net Economic Value; and

                 (3) REFINANCING. On any refinancing of the Loan before the Maturity Date, at Junior Noteholder's election, either (a) the Participation Percentage of Net Economic Value, or (b) if Junior Noteholder elects to retain its interest in future Net Cash Flow, future Net Sale Proceeds and future Net Economic Value until sale of a Project or the Maturity Date (whichever occurs earlier), the Participation Percentage of Net Refinancing Proceeds. If Junior Noteholder elects to retain its interest in future Net Cash Flow, future Net Sale Proceeds and future Net Economic Value until sale of a Project or the Maturity Date (whichever occurs earlier), such interests shall be secured by a subordinate deed of trust or mortgage satisfactory to Junior Noteholder and encumbering a Project.





                              Schedule 2.3(6) - 2

         3. NET CASH FLOW PARTICIPATION. As an additional part of Junior Noteholder's participation interest, Borrower shall pay to Junior Noteholder quarterly on or before the last day of each month, the Participation Percentage of Net Cash Flow for the previous calendar month, or with respect to the first calendar month of the Loan term, for the portion of such period during which the Loan was outstanding. Such obligation shall continue until full payment of all amounts owing under the Loan Documents has been received.

         4. RIGHT OF FIRST OFFER. Borrower hereby grants, conveys and transfers to Junior Noteholder a right of first offer with respect to any sale of a Project by Borrower. If Borrower desires to sell a Project, Borrower must offer the Project for sale to Junior Noteholder at Borrower's stated sales price of such Project, net of Junior Noteholder's interest in Net Sale Proceeds and Junior Noteholder shall have thirty (30) days after Junior Noteholder's receipt of such offer to accept or decline such offer. If Junior Noteholder declines the offer, the Borrower may sell such Project within one hundred eighty (180) days thereafter in a Third Party Sale at a price no less than the stated sales price used to compute the offer to Junior Noteholder. After said one hundred eighty (180) days, Borrower must re-offer such Project to Junior Noteholder. This right of first offer shall continue until Junior Noteholder has purchased such Project or has received payment of its entire interest in Net Sale Proceeds or Net Economic Value.

         5. NOT A JOINT VENTURE. The provisions herein and in the Loan Documents giving Lender interests in Net Sale Proceeds, Net Economic Value, Net Refinancing Proceeds and Net Cash Flow, in addition to the right to receive repayment of all other amounts owing under the Loan Documents, is additional consideration for the Loan, and such provisions shall not be deemed to create a joint venture or partnership arrangement between Lender and Borrower or between Junior Noteholder and Borrower, it being Borrower's intention that the transaction shall not be deemed to be an agreement by Lender or Junior Noteholder to share in any losses incurred by Borrower or to be responsible for any liabilities of Borrower to third parties.





                              Schedule 2.3(6) - 3

                                SCHEDULE 2.4(2)

                          CAPITAL IMPROVEMENTS RESERVE


         1. CAPITAL IMPROVEMENTS RESERVE. On January 15, 1997 and by the fifteenth (15th) day of each January thereafter, Borrower shall deposit into a reserve with Lender (the "CAPITAL IMPROVEMENTS RESERVE") an amount equal to the positive difference between (1) three percent (3%) of Operating Revenues for the immediately preceding calendar year, and (2) the sum of all expenditures by Borrower for capital improvements and replacements to the Projects during the preceding calendar year which were specified in a Capital Expenditures Budget (as hereinafter defined) or otherwise approved in advance by Lender and not paid with disbursements from the Capital Improvements Reserve. The Capital Improvements Reserve will be held by Lender without interest and may be commingled with Lender's own funds. The Capital Improvement Reserve shall be advanced by Lender to Borrower for capital improvements and capital repairs to the Projects, as approved by Lender; however, funds in the Capital Improvements Reserve shall not be available for financing any of the improvements for which capital improvements advances are contemplated by the Budget. Borrower grants to Lender a security interest in the Capital Improvements Reserve. While an Event of Default or a Potential Default exists, Lender shall not be obligated to advance to Borrower any portion of the Capital Improvements Reserve, and while an Event of Default exists, Lender shall be entitled, without notice to Borrower, to apply any funds in the Capital Improvements Reserve to satisfy Borrower's obligations under the Loan Documents. Borrower and Lender shall meet annually on a date selected by Lender to establish monthly, quarterly, and annual budgets for capital expenditures for the Projects for the succeeding calendar year (the "CAPITAL EXPENDITURES BUDGET"). The Capital Expenditures Budget shall be based on the previous year's experience and an assessment of anticipated future needs, and shall be subject to Lender's approval. The Capital Improvements Reserve shall be advanced in accordance with the conditions for improvements advances under Schedule 2.1.






                              Schedule 2.4(2) - 1

                            LIST OF DEFINED TERMS

                                                                                                                 Page No.
                                                                                                                 --------
Adjusted Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Adjusted Operating Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Assignment of Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Assignments of Rents and Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Average Interest Expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCHEDULE 2.2 - 1
Bankruptcy Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Borrower Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Borrower's  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Borrower's Equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Budget  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Carriage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Carriage Club Charlotte . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Cash on Cash Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Construction Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Construction Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Credit Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Debt Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Debt Service Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Expansion Work  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Facility Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Fort  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Fort Austin Loan Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
GECC Composite Commercial Paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCHEDULE 2.2 - 1
GECC Composite Commercial Paper Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCHEDULE 2.2 - 1
Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Immediate Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Joinder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Joinder Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Junior Assignment of Rents and Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Junior Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Junior Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


                                   List - 1

Junior Note Contract Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Junior Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Loan Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Net Cash Flow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Net Operating Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Operating Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Operating Reserve . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Operating Revenues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Potential Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Projects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
REIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Residency Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Security Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Senior Assignment of Rents and Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Senior Mortgage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Senior Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Senior Note Contract Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Senior Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Single Purpose Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Site Assessment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
State . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
State Agencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Subordination Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Third Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  SCHEDULE 2.2 - 1





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